TENANT COPY

Office Lease

By and Between

1655 WILSON BOULEVARD LIMITED PARTNERSHIP

Landlord

and

DYNAMICS TECHNOLOGY, INC.

Tenant

TABLE OF CONTENTS

OFFICE LEASE

OFFICE LEASE

This Office Lease (the "Lease"), is made as of the 16th day of May, 2003, between **1555 WILSON BOULEVARD LIMITED PARTNERSHIP**, a Virginia limited partnership (the "Landlord"), and **DYNAMICS TECHNOLOGY, INC.**, a California corporation (the "Tenant").

Landlord, for and in consideration of the covenants and agreements hereinafter set forth, leases to Tenant and Tenant leases from Landlord, the Demised Premises described, for the use set forth and for the term and at the rent reserved herein.

ARTICLE 1. SPECIFIC PROVISIONS

1.1 Demised Premises:

(A) Suite No.:	703 on the 7th Floor
(B) Rentable Area of Space:	Approximately 10,731 rentable square feet. Landlord's architect/space planner shall provide to Tenant on or before the Rent Commencement Date a written verification of the square footage measurement under the Standard Method for Measuring Floor Area in Office Buildings published by BOMA and approved by ANSI on June 7, 1996.
(C) Address of Building:	1555 Wilson Boulevard Rosslyn, Virginia 22209
(D) Rentable Area of the Building:	154,922 Square Feet
(E) Use of Demised Premises:	Office

1.2 Term of Lease:

(A) Term:	Nine (9) Years, Eleven (11) Months and Eighteen (18) Days (This is in accordance with the Schedule attached hereto as part of Exhibit C.)
(B) Lease Commencement Date:	July 14, 2003, subject to adjustment in accordance with Section 3.2.
(C) Expiration Date:	June 30, 2013, subject to adjustment in accordance with Section 3.2.
(D) Commencement Certificate:	By execution and delivery of the Confirmation of Commencement Date attached hereto as Exhibit G, the parties acknowledge that Landlord has delivered and Tenant has accepted the Demised Premises in the condition set forth in Section 3.2, and such Exhibit G confirms the Lease Commencement Date and the Expiration Date for the Demised Premises.

1.3 Rent Schedule:	The Annual Base Rent is equal to an annual rate of Twenty-Nine and 00/100 Dollars ($29.00) per rentable square foot.

(A) Annual Base Rent:

07/14/03 - 06/30/04	$306,323.77
07/01/04 - 06/30/05	$319,756.97
07/01/05 - 06/30/06	$328,550.29
07/01/06 - 06/30/07	$337,565.42
07/01/07 - 06/30/08	$346,869.02
07/01/08 - 06/30/09	$362,965.52
07/01/09 - 06/30/10	$372,947.07
07/01/10 - 06/30/11	$383,203.12
07/01/11 - 06/30/12	$393,741.20
07/01/12 - 06/30/13	$404,569.09

(B) Monthly Base Rent:

07/14/03 - 06/30/04	$25,533.25
07/01/04 - 06/30/05	$26,646.41
07/01/05 - 06/30/06	$27,379.19
07/01/06 - 06/30/07	$28,132.12
07/01/07 - 06/30/08	$28,906.75
07/01/08 - 06/30/09	$30,247.13
07/01/09 - 06/30/10	$31,078.92
07/01/10 - 06/30/11	$31,933.58
07/01/11 - 06/30/12	$32,811.77
07/01/12 - 06/30/13	$33,714.09

(C) Rent Commencement Date: Concurrent with the Lease Commencement Date

1.4 Operating Costs:

(A) Tenant's Base Operating Costs equal Tenant's Pro Rata Share of Operating Costs for Base Year, which is Calendar Year: 2003

(B) Tenant's Pro Rata Share: 6.93%

1.5 Real Estate Taxes:

(A) Tenant's Base Real Estate Taxes equal Tenant's Pro Rata Share of Real Estate Taxes for Base Year, which is Calendar Year: 2003

(B) Tenant's Pro Rata Share: 6.93%

1.6 Security Deposit: $25,933.25 (Funds being held by Landlord as a security deposit under the prior lease with Tenant will be applied toward the Security Deposit hereunder).

1.7 Commitment Deposit: N/A

1.8 Parking Spaces Available to Tenant: Landlord shall cause the Building Garage operator to make available up to a total of Thirty-Three (33) parking spaces for Tenant's use at the prevailing monthly rate, and subject to the Building Garage operator's rules and

regulations, which as of the date of execution of this Lease, is One Hundred Ten and 00/100 Dollars ($110.00) per contract per month.

1.9 Guarantors.	N/A
1.10 Addresses for Notices:	
Tenant:	Dynamics Technology, Inc 1555 Wilson Boulevard Suite 703 Rosslyn, VA 22209 With a copy to: Dynamics Technology, Inc. 21311 Hawthorne Boulevard Suite 300 Torrance, CA 90503 Attention: President
Landlord:	1555 Wilson Boulevard Limited Partnership c/o Stuart H. Miller Company 11601 Nebel Street Rockville, MD 20852
1.11 Landlord's Agent's Name and Address for Payment of Rent:	Stuart H. Miller Company 11601 Nebel Street Rockville, MD 20852
1.12 Names of Broker(s):	Transwestern Commercial Services, Representing Landlord in this Transaction CRESA Partners, Representing Tenant in this Transaction.
Responsibility for Commission:	Landlord

1.13 Exhibits to Lease:	Exhibit A:	Legal Description of Property
	Exhibit B:	Floor Plan of Demised Premises
	Exhibit C:	Work Agreement
	Schedule 1:	Work Schedule
	Exhibit D:	Rules and Regulations
	Exhibit E:	N/A
	Exhibit F:	Tenant Corporate Resolution
	Exhibit G:	Confirmation of Commencement Date

ARTICLE II. DEMISED PREMISES

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term and upon the conditions hereinafter provided, the space described in paragraphs (A) and (B) of Section 1.1 (the "Demised Premises") located in the building described in paragraph (C) of Section 1.1 (the "Building"). As used herein the term "Property" shall mean the real property described in Exhibit A which is attached

hereto and made a part hereof, together with the improvements now or hereafter located thereon, which includes the Common Areas, Automobile Parking Areas (as such terms are hereinafter defined), and such other areas as Landlord may designate. The Demised Premises are outlined in red on the floor plan attached hereto and made a part hereof as Exhibit B.

ARTICLE II. TERM/POSSESSION

2.1 Term. The term of this Lease shall be for the period set forth in paragraph (A) of Section 1.2, commencing on the Lease Commencement Date and expiring on the Expiration Date, as set forth in paragraphs (B) and (C), respectively, of Section 1.2. The term "Lease Year" as used herein shall mean each calendar year consisting of the twelve (12) month period beginning January 1 and ending December 31 during the term of this Lease; provided, however, that the first Lease Year shall begin on the Lease Commencement Date and shall end on the first December 31 following the Lease Commencement Date, and the last Lease Year of the term shall begin on January 1 immediately preceding the Expiration Date and shall end on the Expiration Date.

2.2 Delivery of Possession. Landlord shall deliver possession of the Demised Premises to Tenant upon the Lease Commencement Date. The term "deliver possession" shall mean (A) Finishing Work to be performed by Landlord pursuant to Exhibit C, with the exception of minor punch list items and Tenant approved long lead items, has been substantially completed in substantial accordance with Tenant's final plans, and (B) a certificate of occupancy has been issued for the Demised Premises. If Landlord delivers possession before Tenant has received governmental approval of the SCIF space (the "SCIF Approval"), then, pursuant to the terms of the Lease Termination Agreement, Annual Base Rent under the lease of Tenant's existing 3rd floor space, except with respect to the SCIF space located within such 3rd floor space, shall be abated with respect to such 3rd floor space until the earlier to occur of the SCIF Approval or 90 days after delivery of possession of the Demised Premises. If the Landlord is unable to deliver possession of the Demised Premises by July 14, 2003 for any reason whatsoever, (i) this Lease shall remain in full force and effect and not be rendered void or voidable; (ii) Tenant's obligations hereunder shall not be affected as a result of such delay except that the Lease Commencement Date shall be deferred until the date on which possession of the Demised Premises is tendered to Tenant by a written notice from Landlord or its agent, provided the Expiration Date shall be extended for an equal period of time; and (iii) Landlord shall not be subject to any liability on account of such failure. Notwithstanding the foregoing, if Landlord's delay in delivery of the Demised Premises is caused in whole or in part by any default, acts or omissions of Tenant or its agents or contractors, including, without limitation, Tenant's failure to timely propose or approve the Space Plan, Final Plans, and Construction Drawings (as each term is defined in Exhibit C) or to take any other action which Tenant is entitled or required to take under Exhibit C (collectively, "Tenant Delay"), then neither the Lease Commencement Date, nor the Rent Commencement Date, nor the Expiration Date shall be deferred. Tenant shall have the right to enter into possession of the Demised Premises prior to installation of interior walls or partitions for the purpose of installing wiring/cabling in the Demised Premises, and two weeks prior to the Lease Commencement Date for the purpose of beginning its relocation into the Demised Premises, but in both cases not for beneficial use, and provided that Tenant does not interfere with the construction process and does not in any way hinder or delay Landlord's construction schedule. Tenant covenants and agrees that such early occupancy shall be deemed to be under all the provisions, terms, covenants, agreements, obligations and conditions of this Lease, other than the covenant to pay Rent. Tenant shall not be obligated to pay Monthly Base Rent or Additional Rent on account of such early occupancy of the Demised Premises prior to the Lease Commencement Date for the sole purpose of installing its wiring/cabling and beginning its relocation to the Demised Premises. By taking possession of the Demised Premises, Tenant is deemed to have (A) inspected the Demised Premises; (B) accepted the Demised Premises in "AS IS" condition; and (C) agreed that Landlord has no additional obligation to improve or repair the Demised Premises except as may be expressly provided otherwise in this Lease.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 3.2, IF LANDLORD HAS NOT DELIVERED POSSESSION OF THE PREMISES TO TENANT ON OR BEFORE JANUARY 31, 2004, TENANT SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE UPON FIVE (5) DAYS' WRITTEN NOTICE DELIVERED TO LANDLORD. IF TENANT DOES NOT SO TERMINATE THE LEASE BY FEBRUARY 6, 2004, THE LEASE COMMENCEMENT DATE AND THE RENT COMMENCEMENT DATE SHALL BE DEEMED TO BE THE DATE THAT LANDLORD DELIVERS POSSESSION IN ACCORDANCE WITH THIS SECTION 3.2.

3.3 <u>RIGHT TO TERMINATE LEASE.</u> PROVIDED THAT TENANT IS NOT IN DEFAULT UNDER THIS LEASE EITHER ON THE DATE THAT NOTICE IS GIVEN OR ON THE DATE ON WHICH TERMINATION IS TO BECOME EFFECTIVE, TENANT SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE EFFECTIVE AS OF THE CONCLUSION OF THE SIXTH (6TH) LEASE YEAR BY PROVIDING NOT LESS THAN TWELVE (12) MONTHS PRIOR WRITTEN NOTICE TO LANDLORD AND PAYING TO LANDLORD (SIMULTANEOUSLY WITH DELIVERY OF TENANT'S TERMINATION NOTICE IN ACCORDANCE WITH THE PAYMENT SCHEDULE SET FORTH IN THIS SECTION 3.3) A TERMINATION FEE EQUAL TO THE SUM OF (I) LANDLORD'S UNAMORTIZED TRANSACTION COSTS, INCLUDING WITHOUT LIMITATION, TENANT IMPROVEMENT ALLOWANCE AND BROKERAGE COMMISSIONS, AND (II) THREE (3) MONTHS OF TENANT'S MONTHLY BASE RENT (AS HEREINAFTER DEFINED) THAT WILL BE IN EFFECT AT THE END OF THE SEVENTH (7TH) LEASE YEAR (THE "TERMINATION FEE"). THE TERMINATION FEE SHALL BE DUE AND PAYABLE AS FOLLOWS: (A) ONE-THIRD (1/3) DUE UPON EXERCISE OF SAID OPTION, (B) ONE-THIRD (1/3) DUE FOUR (4) MONTHS THEREAFTER (THE "SECOND INSTALLMENT"), AND (C) THE FINAL ONE-THIRD (1/3) DUE FOUR MONTHS AFTER THE DUE DATE OF THE SECOND INSTALLMENT. IF TENANT FAILS TO PAY ANY INSTALLMENT OF THE TERMINATION FEE WITHIN 5 DAYS AFTER THE DATE WHEN DUE, THE ENTIRE UNPAID BALANCE OF THE TERMINATION FEE SHALL BECOME IMMEDIATELY DUE AND PAYABLE (THE "ACCELERATED TERMINATION FEE"). IF TENANT FAILS TO PAY THE ACCELERATED TERMINATION FEE WITHIN 5 DAYS AFTER NOTICE FROM LANDLORD THAT THE ACCELERATED TERMINATION FEE IS DUE AND PAYABLE, THEN, WITHOUT LIMITING LANDLORD'S OTHER RIGHTS AND REMEDIES UNDER THIS LEASE, TENANT'S RIGHT TO TERMINATE THIS LEASE IN ACCORDANCE WITH THIS SECTION 3.3 SHALL BE NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.

ARTICLE IV. RENT

4.1 <u>Annual/Monthly Base Rent.</u> Subject to adjustment as provided in Section 4.2 hereof, Tenant shall pay to Landlord an annual base rent for the Demised Premises in the amount set forth in paragraph (A) of Section 1.3 (the "Annual Base Rent"), which shall be payable in equal monthly installments in the amount set forth in paragraph (B) of Section 1.3 (the "Monthly Base Rent").

All installments of Monthly Base Rent shall be payable monthly in advance, without previous notice or demand therefor, and without abatement, deduction, diminution or set-off, due and payable on the first day of each and every month, commencing on the Rent Commencement Date during the term of this Lease. Each installment of Monthly Base Rent shall be payable to Landlord in lawful money of the United States at the address set forth in Section 1.11 of this Lease, or to such other person or at such other place as Landlord may direct from time to time by written notice to Tenant.

4.2 <u>Increases in Annual Base Rent.</u>

(A) Beginning on the first July 1 to occur after the Lease Commencement Date, and on July 1 of each Lease Year thereafter during the term of this Lease (other than the eighth (8th) Lease Year as provided below), SUBJECT TO PRORATION IN ACCORDANCE WITH SECTION 4.2(C), the then current Annual Base Rent shall be increased by two and three-quarter percent (2.75%). At the beginning of the eighth (8th) lease year (and only for the 8th lease year), in lieu of the two and three-quarter percent (2.75%) annual increase for such lease year, the then current annual base rent shall be increased by one and 50/100 dollars ($1.50) per rentable square foot. As used in this Section 4.2, the phrase "then current Annual Base Rent" shall mean Annual Base Rent as the same may have previously been increased by reason of the provisions of this Section 4.2.

(B) Landlord and Tenant acknowledge and agree that, based upon the Rentable Area of the Space described in Section 1.1(B), subject to verification, the schedules of Annual Base Rent and Monthly Base Rent set forth in paragraphs (A) and (B) of Section 1.3 properly reflect the amounts of Annual Base Rent and Monthly Base Rent payable by Tenant during the term of this Lease, as increased pursuant to this Section 4.2. (ACTUAL AMOUNTS AND DATES SHALL BE SET IN ACCORDANCE WITH THE RENT COMMENCEMENT DATE AS ESTABLISHED BY EXHIBIT G).

(C) IF THIS LEASE COMMENCES ON A DAY OTHER THAN THE FIRST DAY OF A CALENDAR YEAR, THE AMOUNT OF THE INCREASE PAYABLE PURSUANT TO SECTION 4.2(A) FOR THE ONE YEAR PERIOD BEGINNING ON THE FIRST JANUARY 1 TO OCCUR AFTER THE LEASE COMMENCEMENT DATE AND ENDING ON DECEMBER 31 OF THE SAME YEAR SHALL BE PRORATED BASED ON A FRACTION, THE DENOMINATOR OF WHICH SHALL BE 365 AND THE NUMERATOR OF WHICH SHALL BE THE TOTAL NUMBER OF DAYS ELAPSED FROM THE LEASE COMMENCEMENT DATE THROUGH AND INCLUDING THE FOLLOWING DECEMBER 31 OF THE CALENDAR YEAR DURING WHICH THE LEASE COMMENCEMENT DATE OCCURS.

4.3 <u>Increases in Operating Costs.</u>

(A) Beginning on the first January 1 to occur after the Lease Commencement Date, and on January 1 of each Lease Year thereafter during the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, an amount (the "Operating Cost Increase") equal to the difference between (i) Tenant's Pro-Rata Share of Operating Costs for such Lease Year, and (ii) Tenant's Base Operating Costs. ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL TENANT'S PRO-RATA SHARE OF CONTROLLABLE OPERATING COSTS (AS HEREINAFTER DEFINED) FOR ANY GIVEN LEASE YEAR AFTER THE SECOND LEASE YEAR BE INCREASED TO AN AMOUNT IN EXCESS OF THE SUM (THE "CAP") OF (I) ONE HUNDRED EIGHT PERCENT (108%) OF THE AMOUNT OF TENANT'S PRO-RATA SHARE OF CONTROLLABLE OPERATING COSTS FOR THE IMMEDIATELY PRECEDING LEASE YEAR, PLUS (II) THE DIFFERENCE BETWEEN TENANT'S ACTUAL PRO-RATA SHARE OF CONTROLLABLE OPERATING COSTS FOR THE IMMEDIATELY PRECEDING LEASE YEAR AND THE CAP FOR THE IMMEDIATELY PRECEDING LEASE YEAR (BUT ONLY TO THE EXTENT THAT TENANT'S ACTUAL PRO-RATA SHARE OF CONTROLLABLE OPERATING COSTS WAS LESS THAN THE CAP) (I.E., IN EACH CASE, WITHOUT GIVING EFFECT TO THE PRORATION DESCRIBED IN THE NEXT FOLLOWING PARAGRAPH). "CONTROLLABLE OPERATING COSTS" SHALL BE ALL OPERATING COSTS EXCEPT FOR INSURANCE PREMIUMS, UTILITY CHARGES, AND COSTS ASSOCIATED WITH THE CONTROL AND REMOVAL OF SNOW AND ICE FROM THE LAND ON WHICH THE BUILDING IS SITUATED.

(B) On or about November 15 of each Lease Year, Landlord shall provide Tenant with a statement (the "Operating Cost Statement") setting forth Landlord's reasonable estimate of the Operating Cost Increase that Landlord projects will be payable during the next succeeding Lease Year. Tenant shall pay to Landlord such estimated amount in equal monthly installments commencing on January 1 of the Lease Year immediately following delivery of the Operating Cost Statement, and continuing on the first day of each month thereafter until the amount of the Operating Cost Increase payments are further adjusted in accordance with this paragraph (B). On or about April 15 of each Lease Year, Landlord shall furnish Tenant with a statement (the "Year-End Cost Statement") setting forth the actual Operating Cost Increase for the immediately preceding Lease Year. In the event the aggregate estimated Operating Cost Increase payments previously paid exceed or are less than the aggregate amount of Operating Cost Increase payments that would have been made based on actual increase in Landlord's Operating Costs, the differential shall be paid with the next monthly Operating Cost Increase payment or credited against the monthly installment(s) of Operating Cost Increase payment(s) next payable after Tenant's receipt of the Year-End Cost Statement. Landlord shall use reasonable good-faith efforts to furnish the Year-End Cost Statement on or about April 15 of each Lease Year during the term.

(C) For purposes of this Section 4.3, (i) "Operating Costs" shall mean the total of all costs and expenses of every kind and nature paid, payable or incurred by Landlord in operating, managing,

insuring, equipping, lighting, heating, cooling, inspecting, repairing, resurfacing, replacing, cleaning, painting, maintaining, policing and protecting the Building, the Property, the Common Areas and/or the Automobile Parking Areas, including, but not limited to, capital expenditures for equipment or systems which reduce Actual Operating Costs and/or are required by any governmental law, ordinance, regulation or order amortized over the useful life of such equipment or system; (ii) "Automobile Parking Areas" shall mean (a) all areas which serve as automobile parking facilities for the benefit of Landlord, Tenant, other Building tenants and their employees, customers, visitors, licensees, and invitees; (b) access roads and driveways located in such areas; and (c) all easements appurtenant to such areas; (iii) "Common Areas" shall mean all portions of the Building and the Property which are not leased or held for lease for the exclusive use of the Tenant or other Building tenants (except as hereinafter set forth or as otherwise designated by Landlord), including, but not limited to, public stairs, elevators, lobbies, public elevator shafts, equipment and service areas (including all heating, ventilating and air-conditioning (HVAC) equipment, flues, vents, ducts and shafts not exclusively servicing Tenant or any other Building tenant), comfort, first-aid and rest stations, areas or wash rooms for public use, parcel pick-up stations, public phone booths, and all other improvements or installations provided for the general use or convenience of Landlord, Tenant, other Building tenants and/or their employees, customers, visitors, licensees and invitees; (iv) "Tenant's Base Operating Costs" shall be the amount for that year set forth in Section 1.4(A); and (v) "Tenant's Pro Rata Share" shall be the percentage set forth in Sections 1.4(B). A Certified Public Accountant shall review the Operating Cost Statement, AND LANDLORD SHALL, AT TENANT'S REQUEST NO MORE THAN ONCE IN ANY CALENDAR YEAR, CONSULT WITH TENANT AS TO THE METHODOLOGY OF CALCULATION OF THE OPERATING COST STATEMENT. "Actual Operating Costs" shall not include:

(1) ANY EXPENSES FOR WHICH LANDLORD ACTUALLY RECEIVES REIMBURSEMENT FROM INSURANCE OR OTHER TENANTS;

(2) BASE RENT UNDER THE GROUND LEASE;

(3) LEASE COMMISSIONS, ATTORNEY'S FEES, AND OTHER COSTS INCURRED IN NEGOTIATIONS OR DISPUTES (INCLUDING VIOLATIONS BY LANDLORD OR TENANTS RELATING TO PUBLIC LAWS OR CONDITIONS OF LEASE AGREEMENTS) WITH PRESENT, FUTURE, OR PROSPECTIVE TENANTS, UNLESS THE NEGOTIATIONS OR DISPUTES BENEFIT THE BUILDING AS A WHOLE;

(4) COSTS (INCLUDING PERMIT, LICENSE, INSPECTION, ETC.) INCURRED IN THE INSTALLATION OF TENANT IMPROVEMENTS FOR NEW TENANTS OR IN RENOVATING SPACE FOR EXISTING TENANTS; AND

(5) PENALTIES IMPOSED BY ANY GOVERNMENTAL AUTHORITY AS A RESULT OF LANDLORD'S GROSSLY NEGLIGENT OR WILLFUL FAILURE TO MAKE PAYMENTS AND/OR FILE ANY PROPERTY TAX OR INFORMATIONAL RETURNS WHEN DUE, SO LONG AS THE SAME IS NOT CAUSED IN WHOLE OR IN PART BY TENANT'S DEFAULT UNDER THIS LEASE.

(D) If this Lease commences on a day other than the first day of a calendar year, the amounts payable pursuant to this Section 4.3 for the ONE YEAR PERIOD BEGINNING ON THE FIRST JANUARY 1 TO OCCUR AFTER THE LEASE COMMENCEMENT DATE AND ENDING ON DECEMBER 31 OF THE SAME YEAR SHALL BE PRORATED BASED ON A FRACTION, THE DENOMINATOR OF WHICH SHALL BE 365 AND THE NUMERATOR OF WHICH SHALL BE THE TOTAL NUMBER OF DAYS ELAPSED FROM THE LEASE COMMENCEMENT DATE THROUGH AND INCLUDING THE FOLLOWING DECEMBER 31 OF THE CALENDAR YEAR DURING WHICH THE LEASE COMMENCEMENT DATE OCCURS. If the Expiration Date is a date other than the last day of a calendar year, the amounts payable pursuant to this Section 4.3 for the final Lease Year shall be prorated based on a fraction, the denominator of which shall be 365 and the numerator of which shall be the total number of days elapsed from the most recent January 1 through and including the Expiration Date.

(E) If the average occupancy rate for the Building during any Lease Year (including the Base Year and all subsequent Lease Years) is less than one hundred percent (100%), then Operating Expenses for such Lease Year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such Lease Year if the average occupancy rate had been one hundred percent (100%).

4.4 Increases in Real Estate Taxes.

(A) Beginning on the first January 1 to occur after the Lease Commencement Date, and on January 1 of each Lease Year thereafter during the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, an amount (the "Tax Increase") equal to the difference between (i) Tenant's Pro-Rata Share of Real Estate Taxes for such Lease Year, and (ii) Tenant's Base Real Estate Taxes.

(B) On or about November 15 of each Lease Year, Landlord shall provide Tenant with a statement (the "Tax Statement") setting forth Landlord's reasonable estimate of the Tax Increase that Landlord projects will be payable during the next succeeding Lease Year. Tenant shall pay to Landlord such estimated amount in equal monthly installments commencing on January 1 of the Lease Year immediately following delivery of the Tax Statement, and continuing on the first day of each month thereafter until the amount of the Tax Increase payments are further adjusted in accordance with this paragraph 4.4 (B). On or about April 15 of each Lease Year, Landlord shall furnish Tenant with a statement (the "Year-End Tax Statement") setting forth the actual Tax Increase for the immediate preceding Lease Year. In the event the aggregate estimated Tax Increase payments previously paid exceed or are less than the aggregate amount of Tax Increase payments that would have been made based on actual increase in Landlord's Real Estate Taxes, the differential shall be paid with the next monthly Tax Increase payment or credited against the monthly installment(s) of Tax Increase next payable after Tenant's receipt of the Year-End Tax Statement. Landlord shall use reasonable good-faith efforts to furnish the Year-End Tax Statement on or about April 15 of each Lease Year during the term.

(C) For purposes of this Section 4.4, the following terms shall be deemed to have the following definitions: (i) "Real Estate Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Property, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Property under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall include all reasonable expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments. Landlord shall have the right to pay any special assessment by installments, and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment; (ii) "Tenant's Base Real Estate Taxes" shall be the amount for that year set forth in Section 1.9(A); and (iii) "Tenant's Pro Rata Share" shall be the percentage set forth in Section 1.5(B).

(D) If this Lease commences on a day other than the first day of a calendar year, the amounts payable pursuant to this Section 4.4 for the ONE YEAR PERIOD BEGINNING ON THE FIRST JANUARY 1 TO OCCUR AFTER THE LEASE COMMENCEMENT DATE AND ENDING ON DECEMBER 31 OF THE SAME YEAR SHALL BE PRORATED BASED ON A FRACTION, THE DENOMINATOR OF WHICH SHALL BE 365 AND THE NUMERATOR OF WHICH SHALL BE THE TOTAL NUMBER OF DAYS ELAPSED FROM THE LEASE COMMENCEMENT DATE THROUGH AND INCLUDING THE FOLLOWING DECEMBER 31 OF THE CALENDAR YEAR DURING WHICH THE LEASE COMMENCEMENT DATE OCCURS. If the Expiration Date is a date other than the last day of a calendar year, the amounts payable pursuant to this Section 4.4 for the final Lease Year shall be prorated based on a fraction, the denominator of which shall be 365 and the numerator of which shall be the total number of days elapsed from the most recent January 1 through and including the Expiration Date.

(F) If the average occupancy rate for the Building during any Lease Year (including the Base Year and all subsequent Lease Years) is less than one hundred percent (100%), then Real Estate Taxes for such Lease Year shall be grossed up as if the Building were one hundred percent (100%) occupied and fully assessed during such period.

4.5 Additional Rent. In addition to Annual Base Rent, all sums of money or charges of any nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease shall be deemed to be "Additional Rent" hereunder, whether or not the same shall be designated as such. Unless otherwise provided herein, all Additional Rent shall be payable on demand and Landlord shall have the same remedies for failure to pay any amount of Additional Rent as for the failure to pay Annual Base Rent.

4.6 Late Payment Charge. If Tenant shall fail to pay any installment of Monthly Base Rent or Additional Rent within five (5) BUSINESS days of the date such payment is due, Landlord shall be entitled to a late payment charge from Tenant (to cover Landlord's administrative and overhead expenses of processing late payments) equal to five percent (5%) of the delinquent installment for each and every calendar month or portion thereof that the delinquent installment remains unpaid after its due date. Such late payment charge shall be deemed Additional Rent and shall be payable on demand therefor.

4.7 Interest Charge. If Tenant shall fail to pay any installment of Monthly Base Rent or Additional Rent within five (5) BUSINESS days of the date such payment is due, Landlord shall be entitled to impose a daily interest charge on the unpaid portion thereof, COMMENCING ON THE DATE SUCH PAYMENT WAS DUE (I.E., WITHOUT REGARD TO ANY GRACE PERIOD), at a rate which is the lesser of two percent (2%) per month or the maximum rate permitted by law. Such interest charge shall be deemed Additional Rent and shall be payable on demand therefor.

4.8 Returned Check Charge. If any installment of Monthly Base Rent or Additional Rent is paid by a check which is returned due to insufficient funds or stop payment order, then:

(A) Such installment will be treated as a late payment which will entitle Landlord to collect a late payment charge and interest charge on such installment in accordance with the provisions of Sections 4.6 and 4.7;

(B) Landlord shall be entitled to impose a returned check charge of Forty Dollars ($40.00) (to cover Landlord's administrative expenses and overhead for processing) which shall be deemed Additional Rent and shall be payable on demand therefor; and

(C) if Tenant's check is returned due to insufficient funds or stop payment order TWICE DURING THE TERM OF THIS LEASE, Landlord, may, at its option, require that all future installments of Monthly Base Rent or Additional Rent be remitted in the form of certified funds, whether by money order or cashier's check.

4.9 Survival of Rent Obligation. Tenant's obligation with respect to the payment of Annual Base Rent and Additional Rent shall survive the expiration or termination of this Lease.

ARTICLE V. SECURITY DEPOSIT/COMMITMENT DEPOSIT

5.1 Posting and Application of Security Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1.8 (the "Security Deposit"). The Security Deposit shall be held by Landlord, as collateral security for the full and faithful performance by Tenant of all of the covenants, conditions and agreements of this Lease. Landlord may use, apply or retain all or any part of the Security Deposit to compensate Landlord for any breach under this Lease on the part of Tenant, and Tenant upon demand shall restore the Security Deposit to the original amount deposited. The Security Deposit shall not be deemed liquidated damages in the event of a default by Tenant

hereunder and shall not prevent Landlord from exercising any other right or remedy to which it may be entitled at law, in equity or pursuant to this Lease. The Security Deposit shall not be assigned or encumbered by Tenant; provided, however, that Tenant's right in and to the Security Deposit may be assigned to any permitted assignee of the entire Demised Premises made in accordance with Section 12.1.

5.2 Posting and Application of Commitment Deposit. Not applicable.

5.3 Refund of Security Deposit. Within THIRTY (30) days after the Expiration Date, Landlord shall refund to Tenant the Security Deposit (less any portions used, applied or retained in accordance with the provisions of Section 5.1); provided: (a) Tenant has delivered exclusive possession of the Demised Premises to Landlord in the condition required by Section 19.1 hereof, and (b) Tenant is not in default under this Lease, and there exists no act, event or condition which, with notice or the passage of time, would constitute a default under this Lease.

5.4 Transfer of Security Deposit. In the event of a sale or transfer (including without limitation, a transfer pursuant to a foreclosure or a deed in lieu of foreclosure) of Landlord's estate or interest in the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. No mortgagee or purchaser of the Building at any foreclosure proceeding or pursuant to any deed in lieu of foreclosure shall be liable to Tenant for any or all of such sum unless Landlord has actually delivered it to such mortgagee or purchaser.

ARTICLE VI. USE AND OPERATION

6.1 Use of Demised Premises. Tenant shall use and occupy the Demised Premises solely for the use set forth in paragraph (E) of Section 1.1 and for no other purpose whatsoever. The Demised Premises shall not be used for any illegal, disorderly, unlawful or hazardous purpose, or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner which may interfere with the peaceful and quiet enjoyment of other Building tenants.

6.2 Compliance with Laws, etc. Tenant shall, at its own cost, promptly comply with and carry out all orders, requirements or conditions (including those relating to fire and life safety) now or hereafter imposed upon it ("Legal Requirements") by the ordinances, laws, rules, orders and/or regulations of the Commonwealth of Virginia or the United States relating to the conduct of Tenant's business in the Demised Premises. Landlord shall, at its own cost, promptly comply with and carry out all Legal Requirements, including but not limited to the Americans With Disabilities Act of 1990 and the regulations promulgated thereunder as the same may be amended from time to time (the "Americans With Disabilities Act") applicable to the Common Areas, the structural portions of the Building and the leasehold improvements installed by Landlord in the Demised Premises.

6.3 Environmental Matters.

(A) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or otherwise hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Demised Premises or the Building any such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord, upon demand, as

additional rent if such requirement applies to the Demised Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials within the Demised Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous substances or materials within the Demised Premises occurring while Tenant is in possession, or elsewhere within the Building if caused by Tenant or persons acting under Tenant. The covenants set forth in this paragraph (A) shall survive the expiration or earlier termination of this Lease.

(B) Landlord represents and warrants to Tenant that as of the date hereof it has no actual knowledge that any hazardous substances or materials are located within the Demised Premises. Tenant acknowledges that Landlord has (i) not conducted any independent inquiry, test, examination or investigation in order to make the statement contained in the previous sentence; and (ii) no duty to Tenant to conduct any such inquiry, test, examination or investigation. Landlord agrees that it will indemnify Tenant against any liabilities incurred by Tenant as a result of a breach of Landlord's representation and warranty set forth in this paragraph (B).

6.4 Rules and Regulations. Tenant, its employees, agents, invitees, licensees, customers, clients and guests shall abide by and observe the rules and regulations set forth in Exhibit D attached hereto and made a part hereof, and any additions thereto and modifications thereof adopted from time to time by Landlord of which Tenant has been given five (5) business days' written notice, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other Building tenant, and, subject to any willful misconduct or gross negligence of Landlord, Landlord shall not be liable to Tenant for violation of the same by any other Building tenant, its employees, agents, invitees, licensees, customers, clients or guests. THE FOREGOING PROVISIONS NOTWITHSTANDING, LANDLORD SHALL USE REASONABLE GOOD FAITH EFFORTS TO APPLY THE BUILDING STANDARD RULES AND REGULATIONS IN A CONSISTENT MANNER.

6.5 Use of Common Areas.

(A) Non-Exclusive Use. In addition to its use and occupancy of the Demised Premises, Tenant shall have the non-exclusive right in common with the other Building tenants to use (i) such loading facilities as are provided by Landlord as accessory to the use of the Demised Premises, and (ii) the areas designated by Landlord from time to time as public portions of the Common Areas for the purpose of ingress to and egress from the Demised Premises, subject in all events to the terms and conditions of this Lease and to such rules and regulations as may be promulgated from time to time by Landlord, including without limitation, the rules and regulations set forth in Exhibit D. Landlord shall at all times during the term of this Lease have the sole and exclusive control, management and direction of the Common Areas, and may at any time and from time to time during the term of this Lease exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant, other Building tenants and bona fide invitees of the same who use the Common Areas in accordance with Landlord's rules and regulations. It shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's business operations.

(B) Scope of Common Areas. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord shall at all times during the term hereof have the right and privilege of determining the nature and extent of the Common Areas, and of making such changes, rearrangements, additions or reductions therein and thereto which Landlord, in its sole and absolute discretion, deems to be desirable and in the best interest of all persons using the Common Areas (including, but not limited to, the relocation, enlargement, reduction or addition of accommodations for access to the Property and/or the Building by public transportation, entrances, exits, automobile

parking spaces, employee and customer parking areas, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and any and all other facilities of the Common Areas; Landlord shall also have the right to (i) make repairs or changes to the extent Landlord believes the same are necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, or which are required as a result of any applicable law, rule, regulation, guideline or order; (ii) temporarily close any portion of the Common Areas and to perform such other acts in and to the Common Areas as Landlord shall determine to be advisable in the exercise of good business judgment; and (iii) use or permit other Building tenants to use the Common Areas for advertising or promotional activities which in Landlord's judgment may be beneficial to the Building or Building tenants. Landlord agrees to use reasonable good-faith efforts to not impair substantially Tenant's access to the Demised Premises in connection with the exercise of any rights pursuant to this paragraph.

6.6 Signs. No sign, advertising or notice shall be inscribed, affixed or displayed on any part of the outside or the inside of the Building, except as approved in writing in advance by Landlord, and then only in such place, number, size, color and style as approved by Landlord. If any such sign, advertisement or notice is improperly exhibited, Landlord shall have the right to remove the same at Tenant's expense. Any permitted signage, including directories and nameplates shall be installed and maintained by Landlord at Tenant's sole cost and expense. Landlord shall have the right to prohibit any sign, notice or advertisement which in Landlord's opinion tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall immediately remove any such sign or notice or refrain from and discontinue any such advertisement.

6.7 Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation and position of safes or other heavy fixtures or equipment in the Demised Premises, and the maximum floor load is hereby established to be 80 pounds per square foot--live, and 20 pounds per square foot--dead. Tenant will not install in the Demised Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. All damage to the Demised Premises and/or the Building resulting from the installation, location or removal of a safe or any other article of Tenant's equipment shall be repaired at Tenant's sole cost and expense. IF TENANT DESIRES TO INSTALL ANY SAFES OR FILES WHICH MAY EXCEED THE FLOOR LOAD DESIGN FOR A SPECIFIED AREA, TENANT SHALL CAUSE A STRUCTURAL ENGINEER TO REVIEW THE REQUIREMENTS OF SUCH INSTALLATION, WHICH MAY NECESSITATE THE INSTALLATION OF ADDITIONAL STRUCTURAL SUPPORT TO ACCOMMODATE THE LOAD FACTOR. THE COST OF SUCH STRUCTURAL ENGINEER REVIEW, AS WELL AS THE COST OF ANY ADDITIONAL SUPPORT, SHALL BE BORNE SOLELY BY THE TENANT (THE TENANT IMPROVEMENT ALLOWANCE PROVIDED FOR IN THIS LEASE MAY BE APPLIED TOWARD SUCH COSTS).

6.8 Moving and Deliveries. All moving and deliveries of goods, merchandise and equipment shall be carried out in accordance with the then existing rules and regulations, and upon prior notice to Landlord. Without limiting the foregoing, Tenant, for itself and its agents, agrees that all moving and deliveries shall be made only through or at designated service areas or entrances, and any goods, merchandise or equipment delivered or deposited in or about any Common Areas shall be promptly removed by Tenant.

6.9 Tenant's Equipment. Tenant will not install or operate in the Demised Premises any electrically-operated equipment or other machinery, other than normal office machines and equipment such as electric typewriters, desk top computers, fax machines, adding machines, radios, televisions, clocks and copying machines, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of utilities, additional wiring and other similar requirements and any changes, replacements or additions to any base Building system as may be occasioned by the installation or operation of said equipment or machinery.

ARTICLE VII. LEASEHOLD IMPROVEMENTS AND ALTERATIONS

7.1 Leasehold Improvements. The construction and installation of leasehold improvements in the Demised Premises shall be performed and carried out in accordance with the terms and conditions of the Work Agreement attached hereto as Exhibit C.

7.2 Alterations.

(A) Tenant may not make or permit any alterations, changes, installations, additions, improvements, fixed decorations, substitutions, replacements or modifications, structural or otherwise, to the Demised Premises (EXCEPT FOR THE REMOVAL OR ADDITION OF MOVEABLE FURNITURE AND ANY ALTERATION REQUIRED BY SECURITY WITHIN THE SCIF AREA) or to the Building (collectively, "Alterations") without the prior written approval of Landlord. Tenant acknowledges and agrees that Landlord may withhold its approval to any Alterations that in Landlord's judgment would (i) affect the structural integrity or safety of the Building, (ii) adversely affect the electrical, heating, ventilating, air conditioning, plumbing or mechanical systems of the Building or the functioning thereof, (iii) be or become visible from the exterior of the Building or from any of the common or public areas thereof, or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. If Landlord consents to any Alterations, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval of all contracts, plans and specifications, contractors and subcontractors, performance or supervision of the work by Landlord or its agents or by Landlord's architect or contractor, and satisfactory evidence from Tenant of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond).

(B) All Alterations shall be made by Landlord solely at the expense of Tenant, and Landlord shall be entitled to receive from Tenant (i) a fee equal to TEN PERCENT (10%) of the total cost of any Alteration to cover Landlord's or Landlord's agent's administrative and overhead costs, plus (ii) a fee equal to FIVE PERCENT (5%) of the total cost of any Alteration, which represents Landlord's or Landlord's agent's profit per Alteration request. All Alterations shall conform to the rules and regulations established from time to time by any Board of Fire Underwriters having jurisdiction and to all applicable laws and regulations including, without limitation, the Americans with Disabilities Act. If any Alteration is made without the prior approval of Landlord, Landlord may correct or remove the Alteration at Tenant's expense. All Alterations shall, at the option of Landlord, remain in the Demised Premises, become the property of Landlord and be surrendered with the Demised Premises at the expiration of the Lease, or be removed by Tenant at the expiration of the Lease at Tenant's expense (including all repairs to the Demised Premises necessitated by such removal). AT THE TIME OF OBTAINING THE LANDLORD'S APPROVAL OF THE ALTERATIONS, THE LANDLORD SHALL ADVISE TENANT WHETHER SUCH ALTERATIONS SHALL REQUIRE REMOVAL AT THE EXPIRATION OF THE LEASE.

(C) FURTHER, IT IS UNDERSTOOD THAT ANY ALTERATION REQUIRED WITHIN THE SCIF AREA AND PERFORMED BY THE TENANT'S APPROVED CONTRACTOR WILL NOT BE ASSESSED A LANDLORD ADMINISTRATIVE AND OVERHEAD FEE. THE TENANT SHALL, HOWEVER, PAY FOR THE LANDLORD'S REASONABLE ENGINEERING COSTS TO REVIEW ANY PROPOSED "SCIF RELATED ALTERATION".

7.3 Mechanics' Liens. Tenant covenants and agrees not to suffer or permit any mechanics' or materialman's liens to be filed against any portion of the Property by reason of labor performed or materials supplied to Tenant or anyone holding the Demised Premises or any part thereof by, through or under Tenant. If any such mechanics' or materialmen's lien shall at any time be filed against any portion of the Property, Tenant shall within two (2) BUSINESS days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, and Tenant hereby agrees to indemnify and save Landlord harmless from any and all losses, expenses and liabilities which Landlord may reasonably incur (including, but not limited to, attorneys' fees

and expenses) as a result of the filing of any such lien. To ensure that Landlord's interests are properly protected hereunder, it is agreed that all payments to any general contractor or subcontractor employed in connection with the Finishing Work or any Alteration (other than Landlord or Landlord's designee) shall be conditioned upon Landlord's receipt of sworn statements and unconditional waivers of mechanics' and materialmen's liens in form and content satisfactory to Landlord in all respects, covering all of the work and materials for which payment (or reimbursement) is sought.

7.4 RE-PAINTING AND CARPETING. PROVIDED THAT TENANT IS NOT IN DEFAULT UNDER THE TERMS OF THE LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIODS, AND PROVIDED FURTHER THAT TENANT HAS NOT AND DOES NOT EXERCISE ITS OPTION TO TERMINATE THE LEASE UNDER SECTION 3.3, THEN AT THE BEGINNING OF THE SIXTH (6TH) LEASE YEAR, LANDLORD, AT LANDLORD'S SOLE COST AND EXPENSE, SHALL REPAINT THE DEMISED PREMISES AND PROFESSIONALLY STEAM CLEAN THE EXISTING CARPETING.

ARTICLE VIII. UTILITIES AND SERVICES

8.1 Utilities and Services to be Furnished by Landlord.

(A) As of the Lease Commencement Date, Landlord shall provide the following utilities and services to the Building and/or the Demised Premises on a "rent-inclusion" basis (subject to adjustment as provided above), to the extent normally furnished by landlords of comparable office buildings in the jurisdiction in which the Property is located:

(1) Hot and cold water and lavatory supplies at those points of supply provided for general use of other Building tenants.

(2) Elevator service (with one (1) elevator in service at all times except in cases of emergency).

(3) Cleaning and char services, after normal business hours, Monday through Friday of each week, except on holidays recognized by the United States Government.

(4) Heat and air-conditioning during the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday and 8:00 A.M. and 12:00 P.M. Saturday of each week, except on holidays recognized by the United States Government. Heating and air-conditioning service during hours other than those specified above shall be furnished at Landlord's current overtime rate, which represents the cost of utilities, as well as depreciation of equipment, the cost of which is currently Sixty Dollars ($60.00) per hour and is subject to adjustment from time to time. Tenant shall give Landlord at least twenty-four (24) hours' advance notice of its need for such overtime service, and Tenant acknowledges that a failure to provide such notice may increase the rate charged to Tenant for such service.

(5) Maintenance, painting and electric lighting service for all public portions of the Common Areas and special service areas in the Building designated by Landlord.

(6) Sufficient electricity for the permitted equipment of Tenant.

(7) AN ELECTRONIC CARD KEY PERIMETER ACCESS SYSTEM ALLOWING ACCESS TO THE BUILDING 24 HOURS PER DAY, 365 DAYS PER YEAR.

(B) Disruption of Utilities or Services. No delays, diminutions, interruptions, suspensions or disruptions of services or systems shall render Landlord liable in any respect for damages to either person or property nor shall the same be the basis for (i) any abatement, reduction or rebate of Monthly Base Rent, Additional Rent or any other sums payable by Tenant to Landlord hereunder, (ii) relieving Tenant from any of Tenant's obligations hereunder, or (iii) any claim by Tenant that

Landlord has constructively evicted Tenant or disturbed or interfered with Tenant's use, possession or enjoyment of the Demised Premises. Notwithstanding the foregoing, Landlord shall exercise reasonable diligence to remedy such delay, diminution, interruption, suspension or disruption. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT ANY INTERRUPTION OF THE UTILITY SERVICE PROVIDED BY LANDLORD IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS OR EMPLOYEES, AND SUCH INTERRUPTION PREVENTS THE PERMITTED USE OF ALL OF THE DEMISED PREMISES (BUT NOT IF SUCH INTERRUPTION PREVENTS THE USE OF ONLY A PORTION OF THE DEMISED PREMISES), AND SUCH INTERRUPTION CONTINUES FOR A PERIOD IN EXCESS OF FIVE (5) CONSECUTIVE BUSINESS DAYS, THEN FROM THE FIRST DAY OF SUCH INTERRUPTION, TENANT'S MONTHLY BASE RENT ONLY SHALL ABATE FROM THE FIRST DAY OF SUCH INTERRUPTION UNTIL THE DATE THAT SUCH UTILITY SERVICE IS RESTORED.

(C) Payment for Utilities and Services. If Tenant fails to timely pay any bill or charge for utilities or services furnished to the Demised Premises, Landlord shall, in addition to any other right or remedy available to it, have the right (i) without notice to Tenant, to have such utility or service discontinued until such time as the outstanding bill or charge has been paid by Tenant; and (ii) to require the payment of a security deposit (or increase the Security Deposit if one has been posted) in such amount as Landlord may reasonably determine.

(D) Excess Consumption. Tenant covenants and agrees that at all times during the term of this Lease its use of any utilities or services shall never exceed the capacity of the mains, feeders, ducts, conduits and wires bringing the same to the Demised Premises. Tenant may request that Landlord increase the capacity of any of the foregoing, and Landlord may approve such request only if (i) Tenant agrees to pay Landlord or Landlord's designee, in advance, an amount estimated by Landlord and/or Landlord's designee as the cost of all necessary work to increase such capacity; (ii) Landlord suffers no resulting increase in expense for the cost of furnishing utilities or services to Tenant, other tenants or the Building generally; (iii) Tenant agrees to pay the additional consumption costs and any continuing maintenance and repair costs arising from such work or related installations, and (iv) such increase in capacity does not deprive Landlord of the right or ability to furnish utilities or services to other portions of the Building and/or Property in quantities which Landlord deems necessary for the intended use of the Building or Property. Upon completion of work undertaken pursuant to this paragraph, Tenant shall pay to Landlord or Landlord's designee all costs incurred in performing such work which exceed the estimated costs previously paid by Tenant, or Landlord or Landlord's designee shall refund to Tenant any excess advance payments made by Tenant, as applicable. THE FOREGOING PROVISIONS NOTWITHSTANDING, THE FINISHING WORK (AS DEFINED IN EXHIBIT C) TO BE COMPLETED BY LANDLORD PURSUANT TO THE PROVISIONS OF EXHIBIT C, SHALL PROVIDE SUFFICIENT CAPACITY, AS DERIVED FROM INFORMATION OBTAINED FROM TENANT WITH REGARD TO EQUIPMENT, LAYOUT, PEOPLE COUNT, AND THE INTENDED USE OF THE SPACE, FOR THE UTILITIES AND SERVICES REFLECTED IN THE FINAL PLANS (AS DEFINED IN EXHIBIT C) APPROVED BY LANDLORD AND TENANT FOR GENERAL OFFICE USE.

(E) Compliance With Laws. Tenant shall comply, at its sole cost and expense, with all federal, state or local laws, regulations, ordinances or requirements concerning or relating to conservation or limitations upon the use of electricity, heating, ventilating, lighting, air-conditioning or other Property and/or Building utilities powered by sources of energy which are subject to mandatory or voluntary fuel or energy saving, allocation or similar statute, regulation, order or program. If any public utility supplying energy or any federal, state or local law, regulation, executive or administrative order requires Landlord or Tenant to reduce or maintain at a certain level the consumption of electricity for the Demised Premises or Building, Tenant shall adhere to and abide by such laws, regulations or executive orders without being entitled to any reduction in rent, notwithstanding that the same affects the heating, air-conditioning, lighting or hours of operation of the Demised Premises or Building.

8.2 Other Utilities and Services. Tenant, at its sole cost and expense, shall arrange for and maintain any utilities or services not provided by Landlord pursuant to this Lease, all with the prior written approval of Landlord, which approval Landlord may withhold in its sole discretion.

8.3 HVAC SYSTEM. THE PARAMETERS OF THE BUILDING'S HVAC SYSTEM ARE:

(A) SUMMER. MAINTAIN ROOM CONDITIONS NOT IN EXCESS OF 75 DEGREES FAHRENHEIT DRY BULB AND WITH 50% RELATIVE HUMIDITY WHEN OUTSIDE CONDITIONS DO NOT EXCEED 94 DEGREES FAHRENHEIT DRY BULB AND 78 DEGREES WET BULB. THE ABOVE CONDITIONS WILL BE MAINTAINED, BASED ON LIGHT COLORED BLINDS, FULLY DRAWN, WITH SLATS AT A 45 DEGREE ANGLE COINCIDENT WITH PEAK SUN LOAD AND A PEOPLE LOAD BASED ON ONE PERSON PER 100 SQUARE FEET.

(B) WINTER. MAINTAIN ROOM CONDITIONS OF NOT LESS THAN 68 DEGREES FAHRENHEIT WHEN THE OUTSIDE DRY BULB TEMPERATURE IS 5 DEGREES FAHRENHEIT.

ARTICLE IX. MAINTENANCE AND REPAIRS

9.1 Maintenance. Tenant agrees that it shall not injure the Demised Premises or the Building, and shall at its sole cost and expense, keep and maintain the Demised Premises, together with any improvements, in first class condition and in good order and repair, ordinary wear and tear and damage by fire or other casualty excepted. Subject to the provisions of the preceding sentence and Section 9.2 hereof, Landlord agrees to maintain the Building (including the Common Areas) in a manner consistent with maintenance standards of similar class buildings in the immediate vicinity of the Building.

9.2 Repairs. Tenant shall furnish Landlord with written notice of the need for any repair to the Demised Premises, except in the event of an emergency, when notice may be oral, provided that Tenant furnishes subsequent written confirmation. Landlord shall have no liability for a failure to make repairs unless and until Tenant furnishes and Landlord receives notice as herein provided. The failure by Tenant to furnish Landlord with written notice of any material damage to the Demised Premises shall constitute an event of default under this Lease. Landlord will not be required to make any repair necessitated by reason of any negligent act or omission or willful misconduct of Tenant, its employees, agents, invitees, licensees or anyone claiming under Tenant or caused by any Alteration made by Tenant or anyone claiming under Tenant. If Landlord does make any such repairs, Tenant will reimburse to Landlord the costs incurred by it in so doing as Additional Rent promptly upon demand therefor.

ARTICLE X. INSURANCE

10.1 Tenant Insurance. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, maintain in effect the following policies of insurance:

(A) Property insurance including special causes of loss form covering all of Tenant's improvements, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other decorations placed by Tenant in or upon the Demised Premises to the extent of one hundred percent (100%) of their full replacement value without deduction for depreciation;

(B) Special causes of loss form business interruption insurance and/or extra expense insurance covering business losses potentially suffered by Tenant as the result of a casualty to the Demised Premises;

(C) Commercial liability insurance, on an occurrence basis, with a broad-form liability endorsement and endorsements for product liability and complete operations coverage, with minimum limits of liability in an amount of not less than Three Million Dollars ($3,000,000) for bodily injury, personal injury or death to any person or persons in any one occurrence, and not less than Five Million Dollars ($5,000,000) in the aggregate for all such losses during each policy year, and not less than

Two Million Dollars ($2,000,000) with respect to damage to property (including water damage and sprinkler leakage);

(D) Steam boiler, air-conditioning and machinery insurance for any such equipment installed by Tenant with limits of not less than Five Hundred Thousand Dollars ($500,000) with respect to any one accident (this insurance will only be required where there is a boiler, pressure object, air-conditioning unit or other similar equipment installed by Tenant in the Demised Premises);

(E) Plate glass insurance covering all plate glass in the Demised Premises (except for Building perimeter glazing); and

(F) Such additional or different insurance as Landlord may reasonably request from time to time.

10.2 Policy Form.

(A) Issuer of Policy. All policies of insurance required under this Article shall be issued by insurance companies qualified to do business in the jurisdiction where the Property is located having a general policyholders' rating of not less than A- and a financial rating of X in the most current available "Best's Insurance Reports".

(B) Insured. All policies of insurance required under this Article shall be issued in the name of Tenant, and shall list as additional insureds Landlord and such other persons or firms as Landlord shall designate from time to time ("Landlord's Designees"). Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's Designees.

(C) Primary Policies. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

(D) Contractual Liability Provision. All policies of insurance required under this Article shall contain a contractual liability provision insuring performance by Tenant of the indemnity provisions of this Lease.

(E) Notice Provision. All policies of insurance required under this Article shall contain a provision that the company writing such policy will give to Landlord and Landlord's Designees thirty (30) days prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance.

10.3 Delivery of Evidence of Insurance. Executed copies of the policies of insurance required under this Article or, at Landlord's option, certificates thereof, shall be delivered to Landlord within ten (10) days after the Lease Commencement Date. Tenant shall furnish Landlord with evidence of renewal of such policies within thirty (30) days prior to the expiration of the term of each such policy.

10.4 Failure of Tenant to Obtain. If Tenant fails to procure and/or maintain any insurance required under this Article, or fails to carry insurance required by law or governmental regulation, Landlord may at any time or from time to time (but without obligation to do so), and without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall pay all costs incurred by Landlord in procuring such insurance as Additional Rent with the next installment of Monthly Base Rent coming due under this Lease.

10.5 Blanket Policy. Notwithstanding anything to the contrary contained herein, Tenant's obligations to carry insurance under this Article may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's Designees shall be named as additional insured thereunder as their interests may appear and that the coverage

afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth in this Article are otherwise satisfied. To ensure that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy, Tenant shall obtain an endorsement to such policy which provides that the aggregate limits set forth in paragraph (C) of Section 10.1 shall apply to each location covered by such policy.

10.6 Increased Insurance Risks. Tenant agrees that it will not at any time during the term of this Lease conduct or permit to be conducted any activity, or place any goods or equipment in or about the Demised Premises which will in any way increase the insurance rates for insurance on the Building or insurance carried by other Building tenants. If any increase in the rate of insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant's activity or to equipment or goods in or about the Demised Premises, then, regardless of whether Landlord shall have consented to such activity or the presence of goods or equipment: (a) said statement shall be conclusive evidence that the increase in such rate is due to such activity or presence of such goods or equipment, (b) Landlord shall have the option of requiring Tenant to immediately cease such activity or remove such goods or equipment, (c) Tenant shall be liable for such increase, which shall be payable as Additional Rent with the next installment of Monthly Base Rent, and (d) Tenant shall save and hold Landlord harmless from any and all damages, losses or claims resulting therefrom. If Landlord permits Tenant to continue such activity or permit such goods or equipment to remain, Tenant shall be liable for and continue to pay for the increase in the insurance rate resulting therefrom in whatever manner Landlord shall determine.

10.7 Waiver of Subrogation. Landlord and Tenant each hereby release and relieve the other, and waive their entire right of recovery against the other, for loss or damage arising out of perils covered by property damage insurance, which perils occur in, on or about the Demised Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to their insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease. This waiver shall be in effect only so long as the applicable insurance policies shall contain a clause or an endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policy. Each party shall use its best efforts to have its insurance policies contain a standard waiver of subrogation clause. If either Landlord's or Tenant's insurance carrier declines to include in such carrier's policies a standard waiver of subrogation clause, Landlord or Tenant, as the case may be, shall promptly notify the other party, in which event the other party shall not be required to have its insurance policies contain such waiver of subrogation clause and this Section 10.7 shall be of no force and effect.

ARTICLE XI. DAMAGE OR DESTRUCTION

11.1 Total Destruction of Building. In the event of a casualty covered by Insurance carried by Landlord which results in the total destruction of the Building, this Lease shall automatically terminate as of the date of such casualty.

11.2 Destruction of Demised Premises/Partial Destruction of Building.

(A) When Landlord Must Repair. In the event a casualty covered by Landlord's insurance results in the partial destruction of the Building, or the total or partial destruction of the Demised Premises, then Landlord shall be responsible for repairing such damage and restoring the Building or the Demised Premises, except in the circumstances hereinafter provided.

(B) Election To Repair or Terminate. If all or a portion of the Demised Premises or a portion of the Building are damaged and (i) the repair or restoration thereof in Landlord's opinion, cannot be completed within one hundred eighty (180) days of commencement of repair or restoration; or (ii) the repair or restoration is not covered by insurance, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Tenant is obligated or

elects to pay for such repair or restoration; or (iii) the estimated cost of repair or restoration of the [illegible]
Building; or (iv) the Building cannot be restored except in a substantially different structural or architectural form than existed before the damage and destruction, then in any such event, Landlord shall have the option to either terminate this Lease or to repair or restore the Demised Premises or the Building. IF ALL OR A PORTION OF THE DEMISED PREMISES ARE DAMAGED AND THE REPAIR OR RESTORATION THEREOF, IN LANDLORD'S SOLE OPINION, CANNOT BE COMPLETED WITHIN ONE HUNDRED EIGHTY (180) DAYS OF COMMENCEMENT OF REPAIR OR RESTORATION, THEN TENANT SHALL HAVE THE OPTION TO TERMINATE THIS LEASE.

11.3 Termination of Lease. If Landlord or Tenant elects to terminate this Lease in accordance with the provisions of this Article, Landlord or Tenant shall give notice to the other party within sixty (60) days after the occurrence of the casualty, terminating this Lease as of the date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice is given, this Lease shall expire and all interest of Tenant in the Demised Premises shall terminate on the date specified in the notice, and the rent (abated proportionately in the ratio in which Tenant's use of the Demised Premises has been impaired since the date of the partial destruction of the Building or of the Demised Premises) shall be paid up to the date of termination. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby, without further obligation to the other, from the date possession of the Demised Premises is surrendered to the Landlord, except for items which have theretofore accrued and are then unpaid.

11.4 Abatement of Rent. Unless the damage or destruction is caused by the negligence or intentional misconduct of Tenant, its employees or agents, in the event Landlord repairs or restores as herein provided, the rental to be paid under this Lease shall be abated proportionately in the ratio in which the Tenant's use of the Demised Premises has been impaired from the date of such partial destruction of the Building or of the total or partial destruction of Demised Premises, until the Demised Premises is again useable. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any portion of the Demised Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

11.5 Tenant's Obligations/Delay of Repair. Notwithstanding any destruction or damage to the Demised Premises or the Building, including the Automobile Parking Areas and Common Areas, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from repairing or restoring the Demised Premises for one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the reasonable control of Landlord, Landlord and Tenant shall each have the right to terminate this Lease, effective upon thirty (30) days prior written notice, so long as the Demised Premises shall still have not substantially been repaired or restored.

11.6 Scope of Repair/Restoration. It is hereby acknowledged that if Landlord is obligated to, or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, fixtures, equipment or other personal property, the same shall be and remain in, or about the Property at Tenant's sole risk and expense and Landlord shall not be obligated to repair any damage thereto or replace the same.

11.7 Casualty During Last 12 Months of Term. Notwithstanding anything to the contrary contained in this Article, Landlord shall have (i) no obligation to repair, restore or otherwise take any action with respect to the Demised Premises, when the damage resulting from any casualty covered under this Article occurs

during the last twelve (12) months of the term of this Lease; and (ii) the right to terminate this Lease in such event upon written notice to Tenant within thirty (30) days of the [illegible], whereupon this Lease shall terminate effective as of the date of such casualty and Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date.

ARTICLE XII ASSIGNMENT AND SUBLETTING

12.1 General Provisions. Tenant shall not, without the prior written consent of Landlord in each instance (a) assign or otherwise transfer this Lease or any of its rights hereunder, (b) sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part thereof by any persons other than Tenant or its employees, agents and invitees or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned, or delayed, provided Landlord determines that the proposed assignee or subtenant (i) is of a type and quality consistent with the first-class nature of the Building, (ii) has the financial capacity and credit worthiness to undertake and perform the obligations of this Lease or the sublease, and (iii) is not a party by whom any suit or action could be defended on the ground of sovereign immunity. Tenant shall furnish Landlord with such information about any proposed assignee or subtenant, its business and its financial condition as Landlord may reasonably request. In no event shall an assignment or sublet be permitted if Tenant is in default hereunder either at the time that Landlord's consent is requested or at the time that the proposed assignment or sublet is to become effective. All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable. For any period during which Tenant is in default hereunder beyond any applicable cure period, Tenant hereby assigns to Landlord the rent (including basic rent and additional rent) due from any assignee, transferee, subtenant or occupant of Tenant, and hereby authorizes each such assignee, transferee, subtenant or occupancy to pay said rent directly to Landlord. In no event shall an assignment or sublet be permitted if Tenant is in default hereunder either at the time that Landlord's consent is requested or at the time that the proposed assignment or sublet is to become effective. The consent by Landlord to any assignment, transfer, or subletting to any person shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly so stated (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee. Upon any assignment of this Lease or any subletting in the aggregate of more than twenty-five percent (25%) of the Demised Premises, any and all expansion rights shall terminate and be of no further force and effect, it being agreed that all such rights are personal to Tenant (and not to any assignee or subtenant) and are not appurtenant to the Demised Premises or this Lease.

12.2 Excess Rent. In the event that Landlord approves an assignment or subletting of all or any portion of the Demised Premises, Tenant shall pay to Landlord as additional rent, as and when received by Tenant, an amount ("Excess") equal to SIXTY PERCENT (60%) of the difference between (a) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease (LESS ANY REASONABLE EXPENSES INCURRED IN RELETTING THE DEMISED PREMISES, SUCH AS BROKERAGE COMMISSIONS, MARKETING EXPENSES, RENTAL ABATEMENT, LEGAL EXPENSES, AND COST OF ALTERATIONS), and (b) the Monthly Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Demised Premises assigned or sublet. Tenant expressly waives any right that it might have to retain such Excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant's books and records relating to any assignment, transfer or sublet.

12.3 Landlord's Right to Recapture Possession. In addition to the foregoing, if at any time and from time to time during the Term (and any extension thereof) Tenant notifies Landlord that Tenant desires to sublet all

or any portion of the Demised Premises (the "Proposed Sublet Space"), Landlord shall have the option of [illegible] Sublet Space from the Demised Premises and to effect a proportionate reduction in the Monthly Base Rent and Additional Rent. All other terms and conditions of this Lease shall remain in effect and [illegible] amendment at Landlord's request. In the event Tenant proposes to assign this Lease, or the Proposed Sublet Space comprises the entire Demised Premises, Landlord shall have the option to terminate this Lease. Landlord's option to amend or terminate this Lease shall be exercisable by written notice to Tenant within thirty (30) days following Landlord's receipt of a written notice that Tenant desires to assign this Lease or to sublease the specified Proposed Sublet Space. If the event Landlord does not exercise its right to regain possession of the Proposed Sublet Space or to terminate this Lease (as applicable), Tenant shall be entitled to seek an acceptable assignee or subtenant for the Proposed Sublet Space, for a sublease term no longer than that set forth in Tenant's notice. In the event such an assignee or subtenant acceptable to Landlord has not been found by Tenant and submitted for Landlord's approval within ONE HUNDRED EIGHTY (180) days from the date of Tenant's most recent notice, Tenant shall not be entitled to enter into any assignment or sublease without first submitting a new notice to Landlord and affording Landlord an opportunity to exercise its right to amend or terminate this Lease as set forth above.

12.4 Certain Transfers Constituting an Assignment. For purposes of this Article, a direct or indirect transfer, conveyance, grant or pledge directly or indirectly, in one or more transactions of interests in Tenant (whether stock, partnership interest or other form of ownership or control), or the issuance of new interests, by which an aggregate of more than FORTY-NINE PERCENT (49%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof shall be deemed an assignment of this Lease; provided, however that this limitation shall not apply to any corporation, all the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall be deemed to be an assignment within the meaning of this Article.

12.5 Related Matters. Any assignment or subletting not in conformance with the terms of this Lease shall be void and shall constitute an event of default under this Lease. Tenant shall pay to Landlord an administrative fee in the amount of Three Hundred Dollars ($300) and shall reimburse Landlord for its reasonable attorneys' fees and other third party expenses incurred in reviewing any requested consent whether or not such consent is granted, AND LANDLORD AGREES TO USE COMMERCIALLY REASONABLE EFFORTS TO BE EFFICIENT IN ITS LEGAL REVIEW OF ANY PROPOSED ASSIGNMENT OR SUBLETTING. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

ARTICLE XIII. CONDEMNATION

13.1 Complete Taking of Demised Premises. If all of the Demised Premises shall be taken or condemned by right of eminent domain, or other exercise of a power in the nature of eminent domain, including private sale under threat of such taking (collectively "Condemnation"), then this Lease shall cease and terminate as of the date of taking.

13.2 Partial Taking of Demised Premises. In the event a partial Condemnation of any portion of the Demised Premises renders the remaining portion of the Demised Premises unsuitable for the conduct of Tenant's business, then this Lease shall cease and terminate as of the date of taking. If such partial Condemnation does not render the remaining portion of the Demised Premises unsuitable for the conduct of Tenant's business, then this Lease shall continue in effect except that the Annual Base Rent shall be reduced in the same proportion that the rentable area of the Demised Premises taken bears to the total rentable area of the Demised Premises, and Landlord shall, upon receipt of any award in condemnation, make all necessary repairs or alterations to the Demised Premises so as to render the portion not taken a

complete architectural unit, provided (i) such work shall not exceed the scope of the work to be done by Landlord in originally constructing the Demised Premises, and (ii) the aggregate cost of such work does not exceed the amount received by Landlord as damages for the portion of the Demised Premises condemned. "Amount received by Landlord" shall mean that portion of the award in Condemnation which [illegible] is required to be paid by Landlord to the holder of any mortgage and/or ground lease of the property so condemned, as well as all costs and expenses incurred by Landlord in connection with the Condemnation proceedings including, without limitation, appraiser's and attorney's fees.

13.3 Partial Taking of Building/Property. In the event of the Condemnation of fifteen percent (15%) or more of the rentable area of the Building and/or the Property, irrespective of whether the Demised Premises is affected thereby, Landlord may, by written notice to Tenant, terminate this Lease, which termination shall be effective as of the date of taking.

13.4 Termination of Lease/Proration of Rent. If this Lease is terminated as a result of Condemnation in accordance with this Article, then the Annual Base Rent and Additional Rent required to be paid by Tenant under this Lease shall be prorated to the effective date of termination of this Lease, and Tenant shall have no claim against either Landlord or the condemning authority for the value of any unexpired portion of the term of this Lease. Landlord agrees that to the extent that any rents have been paid in advance by Tenant, the same shall be equitably refunded to Tenant provided that Tenant is not in default under this Lease, and there exists no act, event or condition which, with notice or passage of time, would constitute a default under this Lease.

13.5 Condemnation Award. In the event of any partial or total Condemnation, Landlord reserves unto itself the full amount of any damages and compensation awarded in connection therewith, and Tenant shall have no claim, right, title or interest whatsoever therein. Tenant hereby assigns to Landlord all such rights to damages and compensation as may accrue by reason of any partial or total Condemnation. Tenant, if permitted by law, may petition the applicable condemning authority for a separate award which is related solely to Tenant's interest in the Demised Premises and/or moving expenses; provided, however, that any such award would not result in the diminution in any award relating to the interests of Landlord or any mortgagee or ground lessor of Landlord.

ARTICLE XIV. DEFAULTS AND REMEDIES

14.1 Events of Default. Any of the following occurrences, acts or events shall constitute an "Event of Default" under this Lease:

(A) The failure by Tenant to pay when due any payment of Annual Base Rent, Monthly Base Rent, Additional Rent, or any other sum required to be made by Tenant hereunder, whether or not demand has been made therefor; PROVIDED, HOWEVER, THAT ONE (1) TIME DURING ANY TWELVE (12) MONTH PERIOD AND THREE (3) TIMES THROUGH THE ENTIRE TERM OF THIS LEASE, LANDLORD WILL ALLOW TENANT A FIVE (5) BUSINESS DAY GRACE PERIOD FROM THE DATE TENANT RECEIVES LANDLORD'S WRITTEN NOTICE OF DEFAULT (WHICH NOTICE SHALL BE FAXED BY LANDLORD TO TENANT), DURING WHICH GRACE PERIOD TENANT MAY CURE SUCH DEFAULT. IT IS UNDERSTOOD THAT THE PROVISION OF SUCH NOTICE SHALL NOT LIMIT TENANT'S OBLIGATION TO PAY INTEREST AND LATE CHARGES IN ACCORDANCE WITH THE TERMS OF THIS LEASE FROM THE ACTUAL DUE DATE OF THE PARTICULAR PAYMENT.

(B) If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any guarantor of this Lease and all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, (v) fail to win the

dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within thirty (30) days after such proceeding is initiated, or (vi) fail to win dismissal, discontinuance or vacating of any taking or attachment of this Lease or the Demised Premises, or any part thereof, by any process of law directed against Tenant or the Demised Premises within thirty (30) days after the date of such taking, levy or execution.

(C) If Tenant ABANDONS the Demised Premises prior to the Expiration Date.

(D) If any financial statement when given to Landlord by a guarantor of this Lease, Tenant or anyone claiming by, through or under Tenant, was not true and accurate in all aspects, and misleading.

(E) Other than with respect to those covenants, conditions or agreements described in paragraphs A through D above, the failure by Tenant to observe or perform any covenants, conditions or provisions of this Lease or any other lease between Landlord and Tenant and such failure shall continue for a period of fifteen (15) days after notice to Tenant of such failure; provided, however, that if such failure is not reasonably capable of being cured within such fifteen (15) day period, then the period in which Tenant may cure such failure shall be extended to a total of up to sixty (60) days, provided Tenant promptly commences and diligently pursues the cure of such failure.

14.2 Remedies.

(A) If an Event of Default shall have occurred and be continuing with regard to the making of any payment or the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys' fees, disbursements and actual costs, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease.

(B) If an Event of Default shall have occurred, Landlord, at its option, may terminate this Lease by written notice to Tenant, whereupon this Lease shall end and all rights of Tenant hereunder shall expire and terminate and everything herein required on the part of Landlord to be done and performed shall cease, but Tenant shall remain liable as hereinafter provided.

(C) With or without terminating this Lease, Landlord may enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim for any damages or liability therefor. Landlord may thereupon make such alterations and repairs as, in Landlord's absolute discretion, may be necessary to relet the Demised Premises, and relet the Demised Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its absolute discretion, may deem advisable and receive the rent therefor. Tenant shall be liable for any and all expenses (including attorneys' fees, disbursements, actual costs and brokerage fees) incurred by Landlord in re-entering and repossessing the Demised Premises, in making good any default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of security guards and caretakers, and in reletting the Demised Premises. Tenant shall pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month in subsequent separate actions, as said damages shall have been made more easily ascertainable by successive relettings. Landlord shall not be liable for any failure to relet the

Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default. Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

(D) If Landlord terminates this Lease pursuant to Section 14.2(B) above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference (but not less than $0) between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 14.2(C) above) for what would be the then unexpired Term in the absence of such termination, MINUS (ii) the fair market rental value of the Demised Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Demised Premises), with such differential discounted at the rate of eight percent (8%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent or any other amounts accrued prior to termination of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT FOR PURPOSES OF COMPUTING PURSUANT TO THE FIRST SENTENCE OF THIS SECTION 14.2(D), THE AMOUNT OF LIQUIDATED AND AGREED UPON FINAL DAMAGES OWING TO LANDLORD FOR TENANT'S DEFAULT, THE TERM "MONTHLY BASE RENT" SHALL MEAN THE FULL STATED AMOUNT OF MONTHLY BASE RENT, WITHOUT GIVING AFFECT TO ANY ADJUSTMENT, ABATEMENT, OR WAIVER OF MONTHLY BASE RENT AND ANNUAL BASE RENT GRANTED TO TENANT PURSUANT TO THIS LEASE.

(E) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law to (i) the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (ii) redeem the Demised Premises, (iii) re-enter or repossess the Demised Premises, (iv) restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease or (v) the benefit of any law which exempts property from liability for debt or for distress for rent. The words "dispossession," "re-enter," "re-entry," "re-entered," "repossess" and "redeem" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(F) Tenant hereby consents to the exercise of personal jurisdiction over it by any federal or local court in the Commonwealth of Virginia.

(G) Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord.

ARTICLE XV. LIABILITY

15.1 Landlord's Liability. Neither Landlord nor any of its agents or employees shall have any liability to Tenant, or to Tenant's employees, agents, contractors, subtenants, invitees or customers for any damage, injury, loss or claims based on or arising out of any cause whatsoever, including, without limitation, the following: repair to any portion of the Demised Premises or the Building; interruption in the use of the Demised Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any other person or entity of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Demised Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Demised Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Demised Premises or the Building, or from drains, pipes or plumbing fixtures in the Demised Premises or the Building. Any property placed by Tenant in or about the Demised Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any injury caused by Landlord's willful misconduct or gross negligence. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

15.2 Indemnification. Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees, disbursements and actual costs), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (i) the use and occupancy of the Demised Premises or the business conducted therein, (ii) any act or omission of Tenant or any invitee; or (iii) any breach of Tenant's obligations under this Lease.

15.3 Limitation of Landlord's Liability. Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Building and the land on which the Building is located (Land), in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Demised Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Demised Premises, shall be limited to such estate and property of Landlord in and to the Building and the Land. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and the Land and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises.

ARTICLE XVI. SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

16.1 Subordination. This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include deeds of trust and similar security instruments) and ground or other underlying leases ("ground leases") which may now or hereafter encumber or otherwise affect the Demised Premises, Building Property or Landlord's leasehold interest therein, as well as any and all renewals, modifications, consolidations, replacements, and extensions thereof, provided, however, that in the event the party secured by such mortgage or ground lessor under any such ground lease shall require this Lease to be superior and paramount to such mortgage, Tenant agrees to execute and deliver, as directed by Landlord, any instruments required for such purpose. The provisions of this paragraph shall be self operative and no further instruments of subordination need be required by any mortgagee, trustee or ground lessor. Nevertheless, if requested by Landlord or the mortgagee, Tenant shall promptly execute and deliver any certificate or other document specified by Landlord or such mortgagee in confirmation of

this subordination. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute and deliver any certificate or other document, for and in the name of Tenant, if Tenant fails to do so within ten (10) days of Landlord's request therefor, such power being coupled with an interest.

[illegible]
corporation purchasing or otherwise acquiring the Building and the Property at any sale or other proceeding or pursuant to the exercise of any other rights, powers, or remedies under any such ground or underlying lease, mortgage, or deed of trust, as if such person, firm, or corporation had been named as Landlord herein, it being intended hereby that if this Lease is terminated, cut off, or otherwise defeated by reason of any act or actions by the owner or holder of any such lease, mortgage or deed of trust, then, at the option of any such person, firm, or corporation so purchasing or otherwise acquiring the Building and the Property, this Lease shall continue in full force and effect. Tenant hereby agrees within ten (10) days after Landlord's written request therefor to execute, acknowledge and deliver any and all documents or instruments requested by Landlord, or that are necessary or proper to assure Tenant's attornment. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute and deliver any documents provided for herein, for and in the name of Tenant, if Tenant fails to do so within ten (10) days of Landlord's request therefor, such power being coupled with an interest.

16.3 <u>Estoppel Certificate</u>. Tenant shall, without charge, at any time and from time to time, within ten (10) days of request therefor by Landlord, execute, acknowledge and deliver a written estoppel certificate certifying the following as of the date of such certificate: (a) this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modifications); (b) whether or not the Lease term has commenced and the full rental is now accruing; (c) the amounts of Monthly Base Rent and Additional Rent currently due and payable by Tenant; (d) that no Monthly Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (e) whether or not Tenant has accepted possession of the Demised Premises and is currently operating its business therein; (f) that Tenant has no knowledge of any then uncured defaults by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (g) the address to which notices to Tenant should be sent; and (h) any other information reasonably requested by Landlord. Any such estoppel certificate may be relied upon by any present or future mortgagee, participant and/or purchaser of the Land and/or the Building. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact to execute and deliver such certificates, for and in the name of Tenant, if Tenant fails to do so within ten (10) days of Landlord's request therefor, such power being coupled with an interest.

16.4 <u>Financial Statements</u>. Tenant covenants and agrees that at any time within thirty (30) days after notice and demand by Landlord, Tenant will furnish to Landlord financial statements as of the end of Tenant's most recent fiscal year certified by an independent certified public accountant or Tenant's chief financial officer, and Tenant consents to the delivery of same by Landlord to mortgagees or prospective mortgagees or purchasers of all or part of the Property or of any interest in any mortgage or deed of trust encumbering the Property.

16.5 <u>Remedies</u>. Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article within ten (10) days after receipt of written request to do so by Landlord, shall constitute a breach of this Lease. In the event of such failure, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such statements or instruments, which appointment shall be in addition to any other rights or remedies available to Landlord. In addition, for each day beyond the referenced ten (10) day period that Tenant shall fail to execute said statements or instruments, Tenant shall pay to Landlord Five Hundred Dollars ($500.00) per day in order to partially compensate Landlord for the administrative costs and other damages arising from Tenant's failure. Such per diem amount shall be immediately due and payable as Additional Rent under this Lease.

16.5 Non-Disturbance. Landlord shall use commercially reasonable good faith efforts to obtain, for the benefit of Tenant, at Tenant's sole cost and expense, from existing and future lenders a Non-Disturbance Agreement on the lender's usual and customary form. Such Agreement shall ensure that, regardless of action or default by Landlord or any other party and further provided Tenant is in good standing and not then in default of this Lease, Tenant shall continue to enjoy all rights and privileges in the Lease and shall not have its tenancy disturbed.

ARTICLE XVII. QUIET ENJOYMENT

So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as otherwise provided in this Lease.

ARTICLE XVIII. ACCESS

Landlord, its agents or employees shall have the right to enter the Demised Premises at all reasonable times after reasonable notice (except in the event of emergency), without charge therefor to Landlord, and without diminution of the rent payable by Tenant in order to: (a) examine, inspect, protect, or prevent damage or injury to the Demised Premises, (b) to make such alterations and repairs as Landlord may deem necessary; or (c) to exhibit the same to prospective tenants during the last twelve (12) months of the term of this Lease. The Rules and Regulations outlined by the Industrial Security Program administered by the Tenant in compliance with regulations of the DOD and other governmental operations shall be obeyed by the Landlord.

ARTICLE XIX. DELIVERY AT END OF LEASE TERM

19.1 Surrender of Demised Premises. On the Expiration Date, or upon the date the Lease has terminated, Tenant shall quit and surrender the Demised Premises broom clean and in good condition and repair (ordinary wear and tear and damage by fire or other casualty excepted) together with all alterations, installations, additions, and improvements which may have been made in or attached to the Demised Premises. Upon surrender Tenant shall remove its furniture, furnishings, personal property and movable trade fixtures and repair any damage to the Demised Premises caused thereby. Any property of Tenant not promptly removed shall be deemed to have been abandoned by Tenant and become the property of Landlord, and may be retained or disposed of by Landlord at Tenant's expense, Tenant hereby agreeing to remain liable for the cost thereof even though this Lease may have terminated.

19.2 Holding Over. If Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any portion thereof after the Expiration Date, or upon the date the Lease has terminated (and no active negotiations for some aspect of a renewal between Landlord and Tenant are in progress), no tenancy or interest in the Demised Premises shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. If, without Landlord's consent Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any part thereof after the Expiration Date, Landlord may, in addition to its other rights, elect in its sole discretion to treat such holding over as a month-to-month tenancy subject to all of the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a Monthly Base Rent equal to 150% of the Monthly Base Rent in effect during the last month of the term of this Lease. Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to quit the Demised Premises and Tenant shall be entitled to thirty (30) days prior written notice to quit the Demised Premises except in the event of nonpayment of rent in advance or the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived

ARTICLE XX. LANDLORD'S LIENS

In addition to any statutory or equitable lien(s), and without limiting any other right or remedy of Landlord hereunder, at law or in equity, Tenant hereby grants to Landlord an express contractual lien upon all of Tenant's personal property located in the Demised Premises (EXCEPT SECURITY, CLASSIFIED EQUIPMENT AND/OR DOCUMENTS CLASSIFIED BY THE UNITED STATES GOVERNMENT), as and for security for the rent and other obligations of Tenant herein provided. Landlord may at any time after an Event of Default seize and take possession of such personal property in accordance with applicable law. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. Any excess proceeds shall be paid over to Tenant.

ARTICLE XXI. PARKING

During all times parking is available in the garage serving the Building (the "Parking Garage"), Tenant shall have the right to obtain from Landlord's parking operator at Tenant's sole cost and expense, at the then prevailing monthly rate, the number of parking spaces designated in Section 1.8 hereof. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Garage, and shall at all times abide by all rules and regulations promulgated by the operator thereof governing the use thereof. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the Parking Garage or to any personal property located therein, or for any injury sustained by any person in or about said Parking Garage.

ARTICLE XXII. RIGHT OF FIRST OFFER EXPANSION SPACE

22.1 Subject to Availability (as hereinafter defined), and upon receipt of written notice from Tenant to Landlord (the "Expansion Notice"), TO BE DELIVERED TO LANDLORD WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF LANDLORD'S WRITTEN NOTICE TO TENANT OF THE AVAILABILITY OF SUCH SPACE. TENANT SHALL HAVE THE OPTION TO LEASE CONTIGUOUS OFFICE SPACE LOCATED ON THE 7TH FLOOR OF THE BUILDING (THE "EXPANSION SPACE"), AT THE EXPIRATION OF THE TERM OF THE LEASE OF THE TENANT(S) CURRENTLY OCCUPYING SUCH SPACE ("TENANT'S OPTION"); PROVIDED TENANT IS NOT IN DEFAULT UNDER THIS LEASE EITHER AT THE TIME THE EXPANSION NOTICE IS DELIVERED OR AT THE TIME TENANT'S LEASE OF THE EXPANSION SPACE IS SCHEDULED TO COMMENCE, AND PROVIDED FURTHER THAT, IF THE EXPANSION NOTICE IS TO TENANT DELIVERED AFTER THE 3RD LEASE YEAR, TENANT SHALL HAVE WAIVED ITS RIGHT TO TERMINATE THE LEASE UNDER SECTION 3.3. If Tenant fails to respond to Landlord's notice of Availability within the aforesaid five (5) business day period, Tenant's Option to lease any Expansion Space in the Building shall terminate automatically and be of no further force and effect. The term for any expansion space leased shall be coterminous with the Term hereof.

22.2 Within thirty (30) days following receipt of Tenant's Expansion Notice, Landlord shall notify Tenant in writing what Landlord believes the Market Rent and any other market terms and conditions to be ("Landlord's Expansion Proposal"). If Landlord and Tenant do not agree on the Market Rent and any other then market terms and conditions prior to THE END OF THE THIRTIETH (30TH) DAY FOLLOWING LANDLORD'S RECEIPT of Tenant's Expansion Notice, then the Market Rent and any other market terms and conditions shall be determined by the Three Broker Method (as hereinafter defined) which must be completed within FORTY-FIVE (45) DAYS FROM THE DATE OF EXPIRATION OF THE AFORESAID THIRTY (30) DAY PERIOD, taking into account the then-prevailing market rental rate and all then-prevailing market concessions, including, but not limited to, rent abatements, construction allowances, brokerage fees, and the like for comparable office buildings in the ARLINGTON, VIRGINIA METROPOLITAN AREA. Within fifteen (15)

days following receipt of the determination of the Market Rent based upon the Three Broker Method, Tenant shall either advise Landlord that Tenant still wishes to lease the Expansion Space or that Tenant desires to revoke its exercise of its option, in which latter case Tenant shall be responsible for the fees and expenses of all of the three brokers. Landlord and Tenant both agree to execute an amendment to the Lease reflecting Tenant's lease of the Expansion Space and such other terms and conditions as may be determined promptly following agreement concerning same, and in no event later than thirty (30) days prior to the scheduled commencement date of the Tenant's occupancy of the Expansion Space.

22.3 The term "Three Broker Method" shall mean the procedure pursuant to which the Market Rent and any other market terms and conditions are determined by three real estate brokers, one of whom shall be appointed by Tenant, one of whom shall be appointed by Landlord, and the third of whom shall be appointed by the first two. If Landlord and Tenant do not reach agreement on the Market Rent and other then market terms and conditions by the expiration of the negotiation period between Landlord and Tenant described in Section 22.2 hereof, and if either party shall fail to select a Broker within ten (10) business days following the expiration of such negotiation period, the Market Rent and other then market terms and conditions shall be determined by the Broker selected by the other party. The Market Rent shall be established by averaging the determinations of the three brokers, which average determination shall be binding upon the parties. Except as otherwise provided in Section 22.2 above, the cost of such brokers shall be shared equally by Tenant and Landlord. For the purpose of this Section 22.3, "Broker" shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in the Commonwealth of Virginia for at least ten (10) years immediately preceding such person's appointment thereunder.

22.4 THE EXPANSION SPACE SHALL BE DELIVERED TO TENANT IN ITS "AS IS/WHERE IS" CONDITION. LANDLORD SHALL NOT BE LIABLE TO TENANT IN THE EVENT LANDLORD IS UNABLE TO DELIVER POSSESSION OF THE EXPANSION SPACE TO TENANT ON THE ANTICIPATED DELIVERY DATE DUE TO THE HOLDING OVER OF A PRIOR TENANT OCCUPYING SUCH SPACE.

22.5 AS USED HEREIN, THE TERM "AVAILABILITY" SHALL MEAN (I) THE EXISTING LEASE OF THE EXPANSION SPACE HAS A REMAINING TERM OF 1 YEAR OR LESS, (II) THE EXPANSION SPACE IS NOT SUBJECT TO A PRIOR RENEWAL OPTION OF ANOTHER TENANT THEN OCCUPYING THE EXPANSION SPACE; (III) THE EXPANSION SPACE IS NOT SUBJECT TO A PRIOR EXPANSION OPTION OF ANOTHER TENANT EXISTING AT THE TIME OF EXECUTION OF THIS LEASE; OR (IV) THE EXPANSION SPACE IS NOT SUBJECT TO A PRIOR RELOCATION OPTION OF ANOTHER TENANT EXISTING AT THE TIME OF EXECUTION OF THIS LEASE.

22.6 In the event the Expansion Space is Available and Tenant accepts the rental rate established by Landlord in accordance with Section 22.2 above, Landlord and Tenant shall enter into an addendum to this Lease which shall: (i) describe the Expansion Space to be taken by Tenant; (ii) state that the term of the Expansion Space is to be coterminous with this Lease; (iii) state the rental rate for the Expansion Space; (iv) state that all other terms of the Lease shall apply to the Expansion Space; and (v) contain such other additional terms as Landlord and Tenant may mutually agree upon.

ARTICLE XXIII. OPTION TO RENEW

23.1 Option to Renew. Provided Tenant is not in default under any provision of this Lease, nor has been in any monetary default throughout the term of the Lease, AND FURTHER PROVIDED THAT TENANT IS OCCUPYING MORE THAN SEVENTY-FIVE PERCENT (75%) OF THE DEMISED PREMISES, THEN, IN THAT EVENT Tenant shall have the right to renew the Lease for one (1) five (5) year period ("Renewal Term") under the same terms and conditions as the original Lease, except that the Annual Base Rent shall be equal to the then current market rate (consideration given to market concessions offered at that point in time) for comparable space located in comparable office buildings in the Rosslyn-Ballston Corridor area (the "Market Rent"). If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the Expiration Date of the original Term ("Initial Lease Term"). The right of renewal herein granted to Tenant with respect to the Renewal Term shall be subject

to, and shall be exercised in accordance with the following terms and conditions: (i) Tenant shall exercise its right of renewal by providing Landlord written notice no less than two hundred seventy (270) days prior to the Expiration Date; (ii) in the event the renewal option notice is not given timely, Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force and effect; and (iii) the renewal option may be exercised only with respect to the entire Demised Premises, not with respect to only a part of the Demised Premises. Within thirty (30) days following receipt of Tenant's notice, Landlord shall notify Tenant in writing what Landlord believes the Market Rent and any other market terms and conditions to be (the "Renewal Proposal"). If Landlord and Tenant do not agree on the Market Rent and any other then market terms and conditions prior to the end of the thirtieth (30th) day following Tenant's receipt of the Renewal Proposal, then the Market Rent and any other market terms and conditions shall be determined by the Three Broker Method (as hereinafter defined) which must be completed within 45 days from the date of expiration of the 30-day period following Tenant's receipt of the Renewal Proposal, taking into account the then-prevailing market rental rate and all then-prevailing market concessions, including, but not limited to, rent abatements, construction allowances, brokerage fees, and the like for a comparable building in the ROSSLYN-BALLSTON CORRIDOR area. Within fifteen (15) days following receipt of the determination of the Market Rent based upon the Three Broker Method, Tenant shall either advise Landlord that Tenant still wishes to renew the Lease or that Tenant desires to revoke its exercise of its option, in which latter case Tenant shall be responsible for the fees and expenses of all of the three brokers. Tenant's failure to timely give such notice shall constitute an irrevocable election by Tenant to revoke its exercise of its option. Landlord and Tenant both agree to execute an amendment to the Lease reflecting the extension of the term of the Lease and the Market Rent and such other market terms and conditions as may be determined promptly following agreement concerning same, and in no event later than thirty (30) days prior to the scheduled commencement of the Renewal Term.

23.2 Three Broker Method. The term "Three Broker Method" shall mean the procedure pursuant to which the Market Rent and any other market terms and conditions are determined by three real estate brokers, one of whom shall be appointed by Tenant, one of whom shall be appointed by Landlord, and the third of whom shall be appointed by the first two. If Landlord and Tenant do not reach agreement on the Market Rent and other then market terms and conditions by the expiration of the negotiation period between Landlord and Tenant described in Section 23.1 hereof, and if either party shall fail to select a Broker within the ten (10) day period following the expiration of such negotiation period, the Market Rent and other then market terms and conditions shall be determined by the Broker selected by the other party. The Market Rent shall be determinations which result from averaging the determinations of the three brokers, which average determinations shall be binding upon the parties. Except as noted in Section 24.1 concerning the option to renew, the cost of such brokers' determinations shall be shared equally by Tenant and Landlord. For the purpose of this Section 23.2, "Broker" shall mean a real estate broker licensed in the Northern Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in the Northern Virginia area for at least ten (10) years immediately preceding such person's appointment thereunder.

ARTICLE XXIV. MISCELLANEOUS

24.1 Landlord's Right to Assign. Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease, or in the Demised Premises, Building or Property, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer, provided that Landlord shall remain liable for the return of the Security Deposit unless or until Landlord has actually transferred the Security Deposit (or such portion thereof that has not been previously drawn down by Landlord) to the transferee. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord hereunder, provided that the transferee assumes and agrees to carry out all the obligations of Landlord hereunder.

24.2 No Partnership. Nothing contained in this Lease shall be construed to create a partnership, joint venture, or other relationship between the parties hereto other than Landlord and Tenant.

24.3 No Representations by Landlord. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth.

24.4 Waiver of Jury Trial. N/A.

24.5 Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. If, under the provisions hereof, Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall be deemed to have been made unless made in writing, and a waiver so given on one occasion shall not be deemed a waiver on any subsequent occasion, nor shall the failure of Landlord to exercise any power given Landlord hereunder, or any custom or practice of the parties at variance with the terms hereof, constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. No payment by Tenant or receipt by Landlord of an amount less than the Monthly Base Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Monthly Base Rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of Monthly Base Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment of Monthly Base Rent or to pursue any other right or remedy to which Landlord may be entitled at law or in equity or pursuant to this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of the Lease.

24.6 Brokers. Landlord and Tenant each represent and warrant to the other that except for the brokers set forth in Section 1.12, neither of them had dealings with any real estate broker, finder or other person with respect to this Lease in any manner. Landlord shall indemnify and hold Tenant harmless and Tenant shall indemnify and hold Landlord harmless from and against any claim for a brokerage or other commission arising from the breach of the foregoing representation.

24.7 Notices. All notices required to be given hereunder shall be either (a) sent by certified or registered mail, return receipt requested, first class, postage prepaid, or (b) hand-delivered, to the parties at the addresses set forth in Section 1.10. If notice is given by mail, it shall be deemed given when deposited into the United States mail. If notice is given by personal delivery, it shall be deemed given when delivered. Either party may, by written notice, designate a new address to which such notices shall be directed.

24.8 Force Majeure. In the event that either party shall be delayed or prevented from the performance of any obligation hereunder by reason of strikes, lock-outs, labor disputes, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war or other cause beyond the reasonable control of such party, then performance of such obligation shall be extended for a period equivalent to the period of such delay, provided, however, that this Section shall not apply to any obligations to pay money under this Lease.

24.9 Successors and Assigns. The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives and successors and assigns, subject to the restrictions in this Lease with respect to assignment and subletting.

24.10 Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to

which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

24.11 Gender, Plural. Feminine or neuter provisions shall be substituted for those of the masculine form and the plural shall be substituted for the singular number, and vice versa, in any place herein in which the context may require such substitution.

24.12 Captions. All captions and headings in this Lease are for the convenience of the parties only and shall not be construed to either limit or amplify the provisions of this Lease.

24.13 Governing Law. The provisions of this Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

24.14 Counterparts. This Lease, for the convenience of the parties, may be executed in one or more counterparts, all of which are identical and either one of which is deemed to be complete in itself and may be introduced in evidence or used for any other purpose without the production of the other counterparts.

24.15 No Offer or Option. The submission of this Lease for examination by Tenant does not constitute an offer or an option to lease the Demised Premises, nor is it an intended reservation of the Demised Premises. It is expressly understood that this Lease shall not be effective and binding upon the parties until it is fully executed by Landlord and Tenant and a duplicate thereof is delivered to Tenant.

24.16 Joint and Several Liability. In the event that this Lease is executed by more than one party as Tenant, the liability of such parties shall be deemed to be joint and several for all purposes hereunder.

24.17 Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that he or she is duly authorized to execute and deliver this Lease; that Tenant is duly organized, is qualified to do business in the Commonwealth of Virginia, is in good standing under the laws of the state of its organization and the laws of the Commonwealth of Virginia, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant to enter into this Lease has been duly taken.

24.18 Entire Agreement. This Lease, including the exhibits hereto, is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease may not be modified, discharged or terminated orally or in any other manner other than by an agreement in writing and signed by both parties.

24.19 TERMINATION OF EXISTING LEASE OBLIGATIONS. UPON EXECUTION OF THIS LEASE, TENANT ACKNOWLEDGES AND AGREES THAT ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE DEMISED PREMISES LOCATED ON THE 3RD FLOOR OF THE BUILDING IS HEREBY TERMINATED EFFECTIVE AS OF THE LEASE COMMENCEMENT DATE, PURSUANT TO THAT CERTAIN LEASE TERMINATION AGREEMENT OF EVEN DATE HEREWITH.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

WITNESS/ATTEST:

LANDLORD:

1555 WILSON BOULEVARD LIMITED PARTNERSHIP

By: Bergen of Rosslyn, Inc., General Partner

By: [signature]
Name: Frank Herzog
Title: VP

By: [signature]
Name: Charles J. Davidson
Title: Senior Vice President

TENANT:

DYNAMICS TECHNOLOGY, INC.

By: [signature]
Name: Kristin Chacanas
Title: Office Manager

By: [signature]
Name: William B. Van Vleet, III
Title: Chief Executive Officer

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

1555 Wilson Boulevard

Beginning at a point in the northerly line of Wilson Boulevard (25 feet from the center line thereof), said point being in the westerly line of Lot C of Rosslyn Farms as the same appears duly recorded among the Arlington County, Virginia land records; thence running with the said northerly line of Wilson Boulevard, S. 83 08' 30" W.--200.37 feet to a point, said point being the southeasterly corner of the property occupied by the Arlington County Fire Station; thence departing from the said northerly line of Wilson Boulevard and running with the easterly line of the property occupied by the Arlington County Fire Station, N. 00 39' 13" W.–329.67 feet to a point in the southerly line of 18th Street, North (12.5 feet from the center line thereof); thence running with the said southerly line of 18th Street, North, N. 89 11' 45" E.–200.00 feet to a point, said point being in the aforesaid westerly line of Lot C of Rosslyn Farms; thence departing from the said southerly line of 18th Street, North, and running with the westerly line of the said Lot C, S. 00 30' 16" E.–308.54 feet to the point of beginning.

EXHIBIT B

FLOOR PLAN OF DEMISED PREMISES


DYNAMICS TECHNOLOGY, INC.
10,731 RSF
DEPARTMENT OF DEFENSE
3,359 RSF
DEPARTMENT OF COMMERCE
8,223 RSF
DEPARTMENT OF COMMERCE
3,856 RSF

Floor 7

EXHIBIT C

WORK AGREEMENT

This Work Agreement ("Agreement") is made this _____ day of __________, 2003 by and between 1555 Wilson Boulevard Limited Partnership, a Virginia limited partnership ("Landlord"), and Dynamics Technology, Inc., a California corporation ("Tenant").

RECITAL:

Landlord and Tenant have simultaneously executed an Office Lease of even date herewith (the "Lease"), pursuant to which Tenant has leased from Landlord the Demised Premises. This Agreement sets forth the rights and obligations of Landlord and Tenant with respect to the construction and installation of the leasehold improvements to be made to the Demised Premises in connection with Tenant's use and occupancy thereof. Terms used and not defined in this Agreement shall have the meanings attributable to such terms in the Lease.

1. **Performance of Work.**

(A) Landlord shall employ, at Tenant's expense, subject to application of the Improvement Allowance (hereinafter defined), Landlord's designee as the general contractor to perform all work necessary to construct and install the leasehold improvements to the Demised Premises (the "Finishing Work") beyond its current "AS-IS, WHERE IS" condition. Tenant expressly acknowledges and agrees that it shall not during the prosecution of the Finishing Work (or otherwise during term of the Lease) employ any other general contractor or any subcontractor to perform any work in, on or about the Demised Premises or the Property without Landlord's prior written consent, which may be withheld, conditioned or delayed by Landlord in its sole and absolute discretion. In the event Landlord consents to Tenant's employment of any such general contractor or subcontractor, Tenant hereby agrees to indemnify and hold Landlord harmless from and against all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) now or hereafter arising in connection with Tenant's employment of such contractor and the performance or non-performance of any work undertaken by such contractor.

(B) The Landlord shall competitively bid general contractor and architectural components of the Finishing Work, with the general contractor work to be bid to three (3) bidders, one of whom shall be a contractor submitted by Tenant, subject to Landlord's reasonable approval, with the final selection to be made jointly by Landlord and Tenant based upon the best "qualified" bid.

(C) All original and replacement furnishings, fixtures, equipment and materials installed in the Demised Premises by or on behalf of Tenant in connection with the Finishing Work (or any other work undertaken during the term of the Lease) shall be comprised of only first-class quality materials which are consistent with the first-class condition of the Building.

(D) Tenant acknowledges and agrees that Landlord has no obligation to make any improvements, installations or alterations to the Demised Premises or the Property except as expressly set forth in this Agreement.

2. **Permits.** Landlord shall apply for and obtain all licenses, permits, certificates and similar items required in connection with the Finishing Work and Tenant's certificate of occupancy. Tenant shall diligently and in good faith cooperate with, and furnish all necessary information to, Landlord and any representative of Landlord, in connection with any of the foregoing.

3. **Preparation of Space Plan, Construction Drawings and Final Plans and Specifications.**

(A) Landlord's space planner shall prepare a drawing which shall detail the physical lay-out of the Demised Premises (the "Space Plan"). The Space Plan shall be developed based on Tenant's physical facility needs and requirements (including equipment and storage requirements) and any other reasonable information and materials which are provided to the space planner by Tenant. Tenant agrees to cooperate with the space planner, provide all documents, materials and information reasonably requested, and to otherwise act in a manner that will facilitate the efficient and expeditious preparation of the Space Plan. If Tenant arranges for any interior design services to be provided in connection with the preparation of the Space Plan (whether furnished by Landlord's space planner or otherwise), Tenant agrees that it shall, at no cost or expense to Landlord or landlord's agents, be responsible for the coordination of such services so as to not hinder or delay the preparation of the Space Plan or the prosecution of any of the Finishing Work.

(B) The Space Plan shall be submitted to Tenant for approval. Landlord and Tenant shall initial the Space Plan to signify their acceptance and approval thereof prior to commencement of the Finishing Work. Tenant shall be solely responsible for any and all costs or expenses incurred as a result of changes or modifications to the approved Space Plan required by Tenant.

4. **Pricing and Payment.**

(A) All costs and expenses incurred in connection with the Finishing Work shall be paid by Tenant in the manner prescribed by this Section 4, including, without limitation, the cost of space planning, permitting and construction of the Finishing Work, all labor and materials (including, without limitation, computer and data cabling), permits, general contractor's overhead and profit, and Landlord's supervisory and management fee set forth below. Prior to the commencement of construction of any Finishing Work, Landlord shall provide Tenant with a statement (the "Cost Statement") which shall (i) describe the Finishing Work to be performed by Landlord's designee pursuant to this Agreement; (ii) itemize the cost of all components, assemblies, installations and materials (based on the then current price per item charged by the contractor), (iii) set forth the fees to be paid to the contractor(s) performing the Finishing Work; and (iv) set forth the fee to be paid to Landlord as compensation for the administration, coordination and supervision of the construction work and all other aspects of the planning, designing, engineering and construction of the Finishing Work. Landlord's fee shall be in an amount equal to four percent (4.0%) of the total cost of the Finishing Work. Tenant expressly acknowledges that it must provide Landlord with written approval of the Cost Statement prior to the commencement of the construction of any of the Finishing Work.

(B) Landlord shall provide an allowance (the "Improvement Allowance") in the amount of $214,920.00 which is equal to $20.00 per rentable square foot of the Demised Premises, which Landlord will apply to all costs and expenses incurred in connection with the planning, designing, engineering and construction of the Finishing Work, as reflected on the Cost Statement. Any unused portion of the Improvement Allowance, not to exceed $2.00 per rentable square foot, may be used to offset Tenant's relocation and/or moving expenses, provided request is made therefor by Tenant in writing no later than one (1) month after the Lease Commencement Date.

(C) All costs and expenses incurred in connection with the Finishing Work in excess of the Improvement Allowance (whether resulting from change orders, cost overruns or otherwise), shall be Tenant's sole responsibility ("Tenant's Costs"). Tenant shall pay Tenant's Costs in three (3) installments as follows: (i) an amount equal of fifty percent (50%) of Tenant's Costs shall be due and payable to Landlord three (3) days after delivery to Tenant of the Cost Statement; (ii) an amount equal to twenty-five percent (25%) of Tenant's Costs shall be due and payable to Landlord upon completion of fifty percent (50%) of the Finishing Work, and (iii) the balance of Tenant's Costs shall be due and payable to Landlord upon Substantial Completion of the Finishing Work. All installments of Tenant's Costs (including amounts owed as a result of any change orders) shall constitute Additional Rent under the Lease, and Tenant's failure to timely pay the same shall constitute an Event of Default under the Lease.

Tenant expressly acknowledges that no credit or substitution(s) shall be provided or made available to Tenant for any unused building standard work.

TENANT HAS READ & ACKNOWLEDGES EXHIBIT C HEREOF: ____________

DATE: 4/25/03

Schedule 1

Work Schedule

Tenant:	Dynamics Technology, Inc.
Building:	1555 Wilson Boulevard
Floor:	Suite 703 on the 7th Floor
Rentable S.F.:	10,731

	START	COMPLETE
Lease Execution		4/25/03
Tenant to meet with OTJ re: Tenant's Program		
Space plan to Tenant for review/ approval		
Landlord approval of space plan		
Tenant provides 100% technical requirements to OTJ	4/2/03	4/9/03
OTJ prepares architectural drawings & details	4/2/03	4/21/03
Tenant approves architectural drawings	4/21/03	4/22/03
Tenant submits architectural drawings for Landlord review/approval	4/22/03	
Landlord approves architectural drawings		4/23/03
Preparation of mechanical, electrical & structural engineering drawings	4/7/03	4/21/03
Coordination of working drawings by OTJ		4/21/03
Tenant approval of working drawings		4/22/03
Landlord approval of working drawings		4/23/03
Landlord issues working drawings for permit & pricing	4/23/03	

	START	COMPLETE
Receipt of pricing	4/23/03	5/7/03
Landlord submits cost statement to Tenant (if any)	5/8/03	
Approval of cost statement/50% payment by Tenant for above building standard work (if any)		5/11/03
Issue/Receipt of building permit	4/22/03	5/20/03
Construction commencement		5/21/03
50% completion of building standard work 25% payment by Tenant (if applicable)		6/9/03
Substantial completion of building standard work/final payment by Tenant (if applicable) (Certificate of Occupancy)	5/21/03	7/11/03
Walk-thru/punch list		7/11/03
Final completion*		7/14/03
Lease commencement		7/14/03
Rent commencement		7/14/03

*TO BE ESTABLISHED UPON RECEIPT OF TENANT'S FINAL CONSTRUCTION DRAWINGS.

Note: This schedule is extremely tight and being fast tracked for Tenant. Tenant must stay on top of government for SCIF certification.

ID	Task Name	Duration	Start	Finish
1	Construction Documents	16 days	Mon 3/31/03	Mon 4/21/03
2	Engineering Drawings	11 days	Mon 4/7/03	Mon 4/21/03
3	Issue Permit Drawings	21 days	Tue 4/22/03	Tue 5/20/03
4	Issue Drawings for Bid	11 days	Tue 4/22/03	Tue 5/6/03
5	Start Construction	38 days	Wed 5/21/03	Fri 7/11/03
6	Move in Date	1 day	Mon 7/14/03	Mon 7/14/03



Mar 23, '03
3/23
Mar 30, '03
3/30
Apr 6, '03
4/6
Apr 13, '03
4/13
Apr 20, '03
4/20
Apr 27, '03
4/27

Project: project schedule7Apr03
Date: Tue 4/8/03

Task	Milestone	External Tasks	
Split	Summary	External Milestone	
Progress	Project Summary	Deadline	


May 4, '03
5/4
May 11, '03
5/11
May 18, '03
5/18
May 25, '03
5/25
Jun 1, '03
6/1
Jun 8, '03
6/8
Jun 15, '03
6/15
Jun 22, '03
6/22
Jun 29, '03
6/29
Jul 6, '03
7/6
Jul 13, '03
7/13
Jul 20, '03
7/20

Project: project schedule7Apr03
Date: Tue 4/8/03

Task		Milestone	◆	External Tasks	
Split		Summary		External Milestone	◆
Progress		Project Summary		Deadline	⇩

EXHIBIT D

RULES AND REGULATIONS

Tenant, for itself and its agents, employees, licensees, invitees, and concessionaires and anyone else claiming by, through or under Tenant, covenants and agrees to abide by the following Rules and Regulations during the term of the Lease.

1. All deliveries or shipments of any kind to and from the Demised Premises, including loading and unloading of goods, shall be made only by way of the loading dock area of the Building or at any other loading dock location or other point designated by Landlord, and only at such times of day designated for such purpose by Landlord.

2. Tenant shall keep the Demised Premises clean and free of trash, dirt and garbage accumulations and shall furnish adequate and proper receptacles for said trash, debris and garbage. All trash, debris and garbage shall be removed from the premises and placed into the trash dumpster provided by Landlord as often as necessary to keep the Demised Premises in a clean and sanitary condition at all times.

3. The water and wash closets, plumbing lines, and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances (including, without limitation, coffee grounds) shall be thrown therein. All damage, including damage caused by Tenant's agents, employees, visitors, licensees, contractors or suppliers, resulting from any misuse of the plumbing lines or fixtures shall be borne by Tenant.

4. No radio, television, phonograph, loudspeaker, amplifier or other similar device, or aerial attached thereto, shall be installed outside the Demised Premises; no such device shall be used inside the Demised Premises; and no flashing lights or searching lights shall be used which can be seen outside the Demised Premises. Tenant shall not install or permit or allow installation of a television antenna on the roof of, in the windows of or upon the exterior of the Building, without the prior written consent of Landlord.

5. The Common Areas shall be kept clean and free from dirt and rubbish, and Tenant shall not place, suffer or permit any obstructions, advertising matter or merchandise in such Common Areas.

6. Tenant shall use, at Tenant's cost and at such intervals as Landlord may require, a rodent, pest and vermin exterminator designated by Landlord and using methods to be approved by Landlord.

7. Tenant shall not use, permit or suffer the use of any portion of the Demised Premises as living, sleeping or lodging quarters, or for other residential purposes, or for any immoral or illegal purpose.

8. Tenant shall not use, permit or suffer the use of the Demised Premises, or any part thereof, for manufacturing purposes.

9. Any business machines and/or mechanical equipment or machinery belonging to Tenant which causes noise or vibration which may be transmitted to any part of the walls, ceiling, floor, or through the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Building tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

10. Tenant hereby agrees that upon the expiration of the term of the Lease or earlier termination of this Lease, Tenant shall promptly deliver to Landlord, at Landlord's office, all keys for the Demised Premises and the Building.

11. No part of the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building or the Property shall be obstructed or encumbered by Tenant or anyone claiming by, through or under Tenant or used for any purpose other than ingress and egress to and from the Demised Premises.

12. No awnings or other projections shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades or screens (other than those furnished by Landlord as part of the Finishing Work) shall be attached to or hung in or used in connection with any window or door of the Demised Premises. If consent is given by Landlord for any shades or draperies, the surfacing outside the Building shall be in accordance with the color scheme approved by Landlord.

13. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Demised Premises, the Building or the Property. Interior signs on doors and director tablets, if any, shall be inscribed, painted or affixed for Tenant by Landlord at Tenant's expense, and shall be of a size, color and style approved by Landlord. Except in the case of an emergency, as Landlord may determine in his sole discretion, notices, posters, or advertising media will not be permitted to be affixed in the elevators, elevator lobbies, main lobbies, corridors or exterior of the Building.

14. No showcases or other articles shall be put on front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building without the prior written consent of Landlord.

15. Tenant shall not use, occupy or permit any portion of the Demised Premises to be used or occupied for the storage, manufacture, or sale of liquor, narcotics or drugs.

16. No flammable, combustible or explosive fluid, chemical or substance, shall be brought into or kept anywhere in the Demised Premises, Building or Property, and Tenant shall obey fire regulations and procedures governing the Demised Premises and the Building.

17. Tenant shall not mark, paper, paint, bore into, make any alterations or additions, or in any way deface any part, including, but not limited to, equipment and fixtures, of the Demised Premises or the Building, without the prior written consent of Landlord. No wires shall be installed anywhere in the Building without the prior written consent of the Landlord, and all wires to be installed shall be installed in conduits, ducts or outlets which are established for that purpose and which are concealed in the walls, floors or above the finished ceilings of the Demised Premises. Without the prior consent of Landlord, no carpeting shall be installed so as to come in direct contact with the floor of the Demised Premises, and if Tenant desires to install carpeting with the prior consent of Landlord, an underlayment shall be first laid, without the use of cement or other similar adhesive material. If Tenant desires to install any floor covering other than carpeting, subject to the prior consent of Landlord, such floor covering shall be installed in accordance with the manufacturer's specifications. If Tenant restricts access to underfloor duct systems by laying any floor covering, Tenant shall, upon request of Landlord, be responsible for providing access thereto at Tenant's expense.

18. No bicycles or vehicles of any kind shall be brought into or kept in or about the Demised Premises or the Building with the exception of those which are stored in areas specified by Landlord for such purposes.

19. No cooking shall be done or permitted by Tenant in the Demised Premises, without the prior written consent of Landlord; provided, however, that the heating, refrigeration and preparing of beverages and light snacks shall be permitted if there are appropriate facilities and equipment for such purpose and subject to the prior written consent of Landlord. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Demised Premises.

20. Neither the whole nor any portion of the Demised Premises shall be used for manufacturing, for the storage of merchandise, or for the sale at auction of merchandise, goods, or property.

21. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with other Building tenants or occupants or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing or in any other way. Nothing shall be thrown out of any doors, windows, skylights, or down any passageways or stairs.

22. No additional locks shall be placed upon any doors or windows of the Demised Premises, nor any changes made in the existing locks or the mechanisms thereof without approval of Landlord or Building Management. Doors opening onto public corridors from the Demised Premises shall be kept closed during business hours and locked when the Demised Premises is unattended. All door keys, whether furnished by Landlord or otherwise procured for offices and bathrooms, shall be delivered to Landlord upon the expiration of the Lease Term or earlier termination of the Lease, and in the event of the loss of any such keys, Tenant shall pay Landlord the reasonable cost of replacement keys. An additional charge by the Landlord to Tenant shall be made for all keys in excess of two (2) for each door opening onto a public corridor from any Demised Premises.

23. All moving of safes, freight, furniture or bulky matter of any description, to and from the Demised Premises shall take place only within the confines of specified elevators, passageways or stairs, and only during the hours designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease. There shall not be used anywhere in the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators. Landlord shall not be responsible for any damage to or charges for moving same. Safes and other heavy objects shall not be positioned or installed by Tenant until size and location are approved in writing by the Landlord.

24. Tenant shall not engage or pay any employees in the Building, except those actually working in the Building for Tenant; nor shall Tenant advertise for laborers giving an address at the Building. Employees of Landlord other than those expressly authorized are prohibited from receiving any packages or other articles delivered to the Building for Tenant and should any such employee receive any such package or article he or she in so doing shall be the agent of Tenant and not Landlord.

25. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

26. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing or interior glass washing, furniture polishing, servicing of lamps other than Building Standard lamps, removal of any garbage from any dining or eating facility or for towel service in the Demised Premises, except from contractors, companies or persons approved by Landlord.

27. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not identify themselves satisfactorily to Landlord. Each Tenant shall be responsible for maintaining with Building Management an up-to-date list of Tenant's employees and for giving reasonable advance notice to the Building Management of invitees expected outside of regular business hours, and Tenant shall be liable to Landlord for all acts of such persons.

28. Tenant, before closing and leaving the Demised Premises at any time, shall see that all doors are locked and all lights turned off.

29. The requirements of Tenant will be attended to only upon application at the office of the Landlord. Building employees shall not be required to perform, and Tenant shall not require them to perform, any work outside of their regular duties unless under specific instructions from the office of the Landlord.

30. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

31. No animals of any kind shall be brought into or kept about the Building, except seeing-eye or hearing-ear dogs for the handicapped person visiting the Demised Premises.

32. Tenant shall not use the water cooler or fountain for any other use than that of drinking directly from it (i.e., will not be used to fill or empty plants, pots, coffee/tea pots, etc.).

33. Tenant shall not tie-in or permit others to tie-in to the electrical or water supply in the Demised Premises or the Building without prior written consent of the Landlord.

34. Tenant shall not remove, alter or replace the Building Standard ceiling light diffusers in any portion of the Demised Premises without the prior written consent of Landlord.

35. Office areas, lobbies, corridors, public restrooms and mall areas are cleaned Monday through Friday between the approximate hours of 5:00 P.M. and 10:00 P.M. Cardboard boxes or items not in normal trash receptacles must be cleared, identified as trash and placed in a location convenient to proper pick-up by the janitorial staff.

36. Any person employed by Tenant to do janitorial work within the Demised Premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the Building and outside of the Demised Premises, comply with all instructions issued by the superintendent of the Building. Tenant shall not engage or pay any employees on the Demised Premises except those actually working for the Tenant on the Demised Premises.

37. Landlord will furnish and install fluorescent tubes and light bulbs for the Building Standard fixtures only. For Above-Standard fixtures, Tenant will stock its own bulbs which will be installed by Landlord when so requested by Tenant.

38. Landlord does not maintain and repair suite finishes or fixtures which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for maintenance or repairs arise, Landlord will, upon Tenant's request, arrange for the work to be done at Tenant's expense.

39. Landlord reserves the right to clean and/or replace any public corridor carpet or wallpaper that belongs to Tenant, at the Tenant's sole cost and expense, that tends to impair the image of the Building.

40. Tenant shall not purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or services from any company or person whose repeated violations of Building regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

41. No smoking shall be permitted in or about the Demised Premises or the building with the exception of those areas designated by the Landlord.

42. Violations of these rules, or any revisions or additions thereto, shall constitute an Event of Default as provided in the Lease.

EXHIBIT F

SECRETARY'S CERTIFICATE OF CORPORATE RESOLUTIONS

I, Thomas B. Leary, Secretary of Tenant, a corporation organized and existing under the laws of the ______________, hereby certify that at a meeting of the Board of Directors of Tenant duly called and held on 3/20, 2003, at which a quorum was present and acting throughout or in such manner authorized by Tenant's governing documents, the following resolutions were adopted and are now in full force and effect:

RESOLVED, That the President or any officer of Tenant is authorized on behalf of Tenant to execute, acknowledge, and deliver the Lease and any and all other documents and instruments necessary and appropriate to effectuate the leasing by Tenant of the Demised Premises described therein, and to take any and all other appropriate actions to achieve the foregoing.

RESOLVED, That these resolutions shall remain in full force and effect and Landlord shall be fully protected in acting thereon until written notice of their change or revocation has been duly given to and received by Landlord, and Landlord is authorized to accept, and the Secretary of Tenant shall from time to time provide, his or her signed certificates of change of names of officers and other persons authorized to act hereunder on behalf of Tenant, which certificates shall become a part of this resolution.

The undersigned further certifies that: (i) the adoption of the above resolutions is fully within the authority of the Board of Directors of Tenant and that no further corporate action or resolution or consent of the stockholders is necessary for the efficacy of these resolutions; (ii) the adoption of the above resolutions is not inconsistent with Tenant's Articles of Incorporation or By-Laws; and (iii) the names of the officers of Tenant and any other persons authorized to act under these resolutions and their official signatures are as follows:

Name	Office	Official Signature
William B. VanVleet III	CEO + President	WBVanVleet

IN WITNESS WHEREOF, I have hereunto subscribed my name as Secretary and affixed the seal of Tenant as of the 25 day of April, 2003.

Thomas B. Leary

Thomas B. Leary

[Print Name], Secretary

(Affix Corporate Seal Here)

I, William B. VanVleet, the CEO + President [office] of the above named Tenant, do hereby certify that Thomas B. Leary [name] is the duly elected Secretary and is now acting in such capacity.

WBVanVleet

William B. VanVleet III

[Print Name and Office]